EXHIBIT 10.6

Dated 6 August 2004

MAGYAR TELECOM B.V.

Issuer

INVITEL ZRT.

Company

MAGYAR TELECOM B.V. and CERTAIN

OF ITS SUBSIDIARIES

Original Obligors

MATEL HOLDINGS N.V. and CERTAIN

OF ITS SUBSIDIARIES

Original Subordinated Shareholder Creditors

BNP PARIBAS

Co-ordinator

BNP PARIBAS

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

Arrangers

MERRILL LYNCH INTERNATIONAL BANK LIMITED

New Hedge Counterparty

BNP PARIBAS

Senior Agent

BNP PARIBAS, Hungary Branch

HUF Agent

BNP PARIBAS TRUST CORPORATION UK LIMITED

Security Trustee

THE BANK OF NEW YORK

HY Note Trustee

BNY CORPORATE TRUSTEE SERVICES LIMITED

FRN Note Trustee

INTERCREDITOR DEED

(as amended and restated pursuant to a

supplemental deed dated 27 April 2007)

Contents

Clause		Page

1	Definitions and Interpretation	1

2	Ranking	13

3	Undertakings/Prohibited Payments	14

4	Amendments	19

5	Hedging Transactions	22

6	Representations and Warranties	24

7	Permitted Payments	25

8	Turnover	27

9	HY Note and FRN Trustee Provisions	28

10	Subordination on Insolvency	30

11	HY Guarantee and HY Security Documents	33

12	FRN Guarantee and FRN Security Documents	33

13	Priority of Security	33

14	Enforcement Action	34

15	Enforcement of Security	36

16	Loss Sharing	42

17	Consents and Limits	43

18	Information	44

19	Subrogation	45

20	Protection of Subordination	45

21	Preservation of Debt/Marshalling	47

22	Power of Attorney	48

23	Expenses	48

24	Changes to the Parties	48

25	Status of Obligors	50

26	Notices	51

27	Waivers, Remedies Cumulative	52

28	The Security Trustee	53

29	Counterparts	55

30	Partial Invalidity	55

31	Governing Law	55

32	Jurisdiction	56

Schedule 1 The Parties	57

Schedule 2 Form of Deed of Accession	62

Schedule 3 Security Trustee	63

Schedule 4 Funding Loans	74

THIS DEED (this “Deed”) is dated 6 August 2004 (as amended and restated pursuant to a supplemental deed dated 27 April 2007) and made between:

(1)	MAGYAR TELECOM B.V. as the Issuer;

(2)	INVITEL ZRT. as the Company;

(3)	MATEL HOLDINGS N.V. as the Ultimate Parent;

(4)	THE COMPANIES listed in Part I of Schedule 1 (The Parties) as the Original Obligors (the “Original Obligors”);

(5)	THE COMPANIES listed in Part II of Schedule 1 (The Parties) as the Original Subordinated Shareholder Creditors (the “Original Subordinated Shareholder Creditors”);

(6)	BNP PARIBAS as Co-ordinator;

(7)	BNP PARIBAS and CREDIT SUISSE FIRST BOSTON INTERNATIONAL (whether acting individually or together) as the Arrangers;

(8)	BNP PARIBAS as the Senior Agent;

(9)	BNP PARIBAS, Hungary Branch as the HUF Agent;

(10)	BNP PARIBAS TRUST CORPORATION UK LIMITED as the Security Trustee;

(11)	THE BANK OF NEW YORK as the HY Note Trustee;

(12)	BNY CORPORATE TRUSTEE SERVICES LIMITED as FRN Note Trustee;

(13)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties) as the Original Senior Lenders;

(14)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Parties) as the Original Hedge Counterparties;

(15)	THE FINANCIAL INSTITUTIONS listed in Part V of Schedule 1 (The Parties) as the New Hedge Counterparties.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Interpretation

1.1	Definitions

In this Deed:

“Additional Debt” in relation to any obligation or liability means:

(a)	any refinancing (including subsequent refinancings), novation, deferral or extension of that obligation or liability or any part thereof;

(b)	any further advance made under any agreement supplemental to any relevant Finance Document plus all related interest, fees, costs and other expenses;

(c)	any claim for damages or restitution in the event of rescission of any such obligation or liability or otherwise in connection with any relevant Finance Document;

(d)	any claim against any Obligor flowing from any recovery by an Obligor or any other person of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(e)	any amounts (such as post-insolvency interest) which would otherwise be included in any such obligation or liability but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Additional Obligor” means any Subsidiary of the Issuer that accedes to this Deed in accordance with clause 24.3 (Additional Obligors).

“Amend” means amend, novate, vary, waive, supplement or the giving of any waiver or consent (and “Amendment” and “Amended” shall be construed accordingly).

“Block Notice” has the meaning given to it in clause 7.4 (Suspension of Permitted HY Subordinated Debt Payments and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date).

“Creditor” means the Senior Creditors, the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors.

“Debt” means any or all (as the context requires) of the Senior Debt, the Hedging Liabilities, the HY Issuer Debt, the HY Subordinated Debt, the HY Funding Loan Debt, the FRN Issuer Debt, the FRN Subordinated Debt, the FRN Funding Loan Debt and the Subordinated Shareholder Debt.

“Deed of Accession” means a deed by which a person becomes a party to this Deed, substantially in the form of Schedule 2 (Form of Deed of Accession) with such amendments as the Security Trustee may approve or reasonably require.

“Default” means an Event of Default or a Default (each as defined in the Senior Facilities Agreement) or an event of default or potential event of default under the HY Indenture, the FRN Bridge Facility Agreement or the FRN Indenture, as the context requires.

“Enforcement Action” means:

(a)	in relation to any Debt, any action whatsoever to:

(i)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of such Debt; or

(ii)	recover all or any part of such Debt (including, without limitation, by attachment, set-off, execution, combination of accounts or otherwise save, in the case solely of set-off, to the extent such set-off occurs automatically by operation of law and not as a result of any action or election and any amount so set-off is subject to clause 8 (Turnover)); or

(iii)	exercise any right to crystallise, or require the Security Trustee to crystallise, any floating charge created pursuant to the Security Documents; or

(iv)	exercise or enforce or require the Security Trustee to exercise or enforce any rights under or pursuant to the provisions of any guarantee granted by a member of the Group in relation to all or any part of such Debt or any Encumbrance in relation to such Debt (including under the Security Documents) whether by sale, possession, appointment of a receiver or otherwise; or

(v)	petition for (or take any other steps or action which may lead to) an Insolvency Event in relation to any member of the Group; or

(vi)	sue or bring or support any legal, arbitral or regulatory proceedings, or otherwise exercise any remedy for the recovery of such Debt against any member of the Group,

(vii)	provided that the taking of any action (not falling within (a)(i) to (v) above) necessary to preserve the validity and existence of claims, including the registration of such claims before any court or governmental authority, shall not constitute Enforcement Action; and

(b)	in relation to the Hedging Liabilities:

(i)	any action whatsoever to declare an Early Termination Event under any Hedge Agreement or demand payment of any amount which would become payable following an Early Termination Date; or

(ii)	the occurrence of an Early Termination Date as a result of Automatic Early Termination for which a member of the Group is the Defaulting Party,

and for this purpose “Early Termination Date”, “Automatic Early Termination” and “Defaulting Party” shall have the meanings given to them in the ISDA 1992 or (as the case may be) 2002 Master Agreement published by the International Swaps and Derivatives Association.

“Euroweb Security Deposit Deed” means the security deposit deed entered into on 23 May 2006 by Invitel over its shareholding interest in Euroweb Hungary.

“Finance Document” means each of the Senior Finance Documents, the Hedge Agreements, the HY Finance Documents, the FRN Finance Documents and the Subordinated Shareholder Documents.

“Financial Support” means any financial support including, without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment.

“FRN Bridge Refinancing Date” means the date on which the FRN Bridge Facility is refinanced in full out of the proceeds of the FRN Offering.

“FRN Creditor” means, until the FRN Bridge Refinancing Date, each of the FRN Bridge Lenders and thereafter each of the FRN Noteholders and, at all times, the FRN Trustee, the Security Trustee as security trustee of the FRN Creditors pursuant to the terms hereof and, in each case, any successor thereto and any assigns, transferees or substitutes thereof or therefore and including any person to whom FRN Debt may be payable or owing (whether or not matured) from time to time.

“FRN Debt” means the FRN Issuer Debt and the FRN Subordinated Debt.

“FRN Debt Permitted Refinancing” means any refinancing of the FRN Notes (the “Refinanced FRN Notes”) (other than any refinancing of the FRN Notes with the proceeds from the issuance of Senior Debt) provided that:

(a)	the issuer of the Refinanced FRN Notes shall be the Issuer;

(b)	the only members of the Group that guarantee the Refinanced FRN Notes shall have guaranteed the Senior Debt, the Hedging Liabilities and the HY Debt;

(c)	to the extent that the Refinanced FRN Notes are to be guaranteed or secured, the guarantees shall be given by the same guarantors of the FRN Notes (the “Existing FRN Notes”) and the security shall be the same as the FRN Security Documents;

(d)	the maturity date of the Refinanced FRN Notes shall be no earlier than one year after the final maturity date of the Senior Debt and there shall be no scheduled amortisation of the Refinanced FRN Notes prior to such date;

(e)	the scheduled interest payments on the Refinanced Notes are no more than either, if calculated on the basis of a floating rate, EURIBOR plus a margin not exceeding 6 per cent. per annum or, if calculated on the basis of a fixed rate, 10.5 per cent. per annum;

(f)	the aggregate amount of any underwriting, arrangement, commitment or other like fee or remuneration in respect of the Refinanced FRN Notes shall not be substantially higher than the market rate for such payments at the time of the issue of such Refinanced FRN Notes;

(g)	the terms of the Refinanced FRN Notes relating to repayment, prepayment, representations and warranties, covenants and events of default shall, when taken as a whole, in no event be materially more favourable to the holders of the Refinanced FRN Notes than the equivalent provisions of the Existing FRN Notes;

(h)	if the Refinanced FRN Notes have the benefit of guarantees and security from any member of the Group, the guarantees and security therefore shall be subordinated on the terms of this Deed;

(i)	the gross proceeds arising from the issue of the Refinanced FRN Notes do not exceed the aggregate of the principal amount, accrued and unpaid interest and fees outstanding under the Existing FRN Notes and any costs (including fees and expenses) incurred in connection with the issue of the Refinanced FRN Notes; and

(j)	to the extent of an amount equal to the outstanding principal amount of the FRN Funding Loan Debt, the gross proceeds of the Refinanced FRN Notes shall be on lent to the Company and used to refinance in full the FRN Funding Loan Debt, provided, however, that any of the paragraphs (a) through (j) of this definition may be waived with the prior written consent of the Majority Lenders and provided further, that if such written consent is obtained from the Majority Lenders, then the consent of all other Parties to this Deed to such waiver(s) shall be deemed to have been given.

“FRN Default” means an event of default as defined in the FRN Bridge Facility Agreement or (as the case may be) FRN Indenture.

“FRN Discharge Date” means the date on which all FRN Debt has been defeased in accordance with the terms of the FRN Finance Documents or fully discharged in accordance with the FRN Finance Documents. For the avoidance of doubt, the date of the refinancing of the FRN Bridge Facility with the proceeds of an FRN Offering shall not be deemed to be the FRN Discharge Date.

“FRN Finance Documents” means, together, (i) the FRN Bridge Facility Agreement (until the FRN Bridge Refinancing Date), (ii) the FRN Notes and the FRN Indenture (from the FRN Bridge Refinancing Date), and (iii) (at all times) the FRN Security Documents, the FRN Funding Loan Agreement, this Deed and all other documents evidencing the terms of the FRN Debt and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith.

“FRN Funding Loan” means the intragroup loan which satisfies the criteria in Part II of Schedule 4 (Funding Loans).

“FRN Funding Loan Agreement” means the intercompany loan agreement documenting the FRN Funding Loan between the Issuer and the HTCC Operating Companies (as assumed by the Company in accordance with the Steps Paper) including, until the FRN Bridge Refinance Date, the FRN Guarantees.

“FRN Funding Loan Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Borrower Group or an HTCC Operating Company to the Issuer under or in connection with the FRN Funding Loan Agreement, whether or not matured and whether or not liquidated.

“FRN Guarantee” means each senior subordinated guarantee, in respect of the FRN Issuer Debt, to be executed by each FRN Guarantor in favour of and for the benefit of the FRN Creditors.

“FRN Guarantor” means the Company, V-holding Zrt., Euroweb Hungary, Euroweb Romania and each member of the Group that from time to time guarantees the FRN Issuer Debt in accordance with the terms of the Senior Facilities Agreement, the FRN Bridge Facility Agreement, the FRN Indenture and this Deed and provided further that such party has acceded to this Deed pursuant to clause 24 (Changes to the Parties).

“FRN Indenture” means a note indenture and/or other instrument pursuant to which the FRN Notes are issued including, with effect from the FRN Bridge Refinancing Date, the FRN Gurantees.

“FRN Issuer Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Issuer to the FRN Creditors or any of them under or in connection with the FRN Finance Documents or otherwise, whether or not matured and whether or not liquidated, including (i) any FRN Debt Permitted Refinancing and (ii) any Additional Debt (other than any refinancing Additional Debt referred to in paragraph (a) of such definition) in relation thereto.

“FRN Lender Debt” means any FRN Debt arising under the FRN Bridge Facility Agreement.

“FRN Noteholders” means the holders from time to time of the FRN Notes.

“FRN Notes” means the floating rate notes issued or to be issued by the Issuer pursuant to the FRN Indenture as permitted pursuant to the definition of FRN Offering in the Senior Facilities Agreement.

“FRN Security Documents” means the FRN Bridge Security Documents and the FRN Security Documents (each as defined in the Senior Facilities Agreement) including, for the avoidance of doubt, the Second Ranking Pledge of FRN Funding Loan.

“FRN Trustee” means, as applicable, the FRN Bridge Trustee in its capacity as agent for the FRN Bridge Lenders under the FRN Bridge Facility Agreement (until the FRN Bridge Refinancing Date) and the FRN Note Trustee in its capacity as trustee for the FRN Noteholders, or its successors from time to time or any other agent for the FRN Bridge Lenders or trustee for the FRN Noteholders (as applicable), in each case having become party to this Deed pursuant to clause 24 (Changes to the Parties).

“FRN Trustee Amount” means an amount not exceeding Euro 100,000 per annum with respect to all compensation for services provided by the FRN Trustee which is payable to the FRN Trustee pursuant to the FRN Bridge Facility Agreement (or as the case may be) the FRN Indenture and all out-of-pocket costs and expenses properly incurred by the FRN Trustee, including, without limitation, (i) compensation for the costs and expenses of the collection by the FRN Trustee of any amount payable to the FRN Trustee for the benefit of the FRN Creditors and (ii) costs and expenses of the FRN Trustee’s agents and counsel and, for the avoidance of doubt, “FRN Trustee Amounts” shall not include any amount of principal or interest payable in respect of the FRN Bridge Facility or the FRN Notes.

“FRN Subordinated Debt” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) due, owing or incurred by any FRN Guarantor to any FRN Creditors pursuant to any FRN Guarantees together with any related Additional Debt owed to any FRN Creditors pursuant to any FRN Guarantee provided that Additional Debt incurred pursuant to paragraph (a) of such definition shall only be permitted to the extent such Additional Debt is incurred in relation to a FRN Debt Permitted Refinancing.

“Hedge Agreement” means any agreement, document or instrument to be based on the 1992 or (as the case may be) 2002 ISDA Master Agreement (Multicurrency Cross-Border) or other ISDA standard documentation documenting an interest rate or currency swap or other hedging arrangement referred to in the definition of Hedge Counterparty and, prior to any such arrangement being duly documented, the terms of such arrangement as orally agreed.

“Hedge Counterparty” means any New Hedge Counterparty, any Senior Finance Party or any FRN Bridge Lender (whether or not the FRN Bridge Facility is ever drawn) who enters into an interest rate or currency swap or other hedging arrangement with the Company or any HTCC Operating Company in relation to all or any part of the Senior Debt, the HY Debt or the FRN Debt and which is named in part (iv) or part (v) of Schedule 1 (The Original Parties) or accedes to this Deed as a New Hedge Counterparty pursuant to a Deed of Accession.

“Hedging Liabilities” means all present and future liabilities (actual or contingent) due, owing or incurred by the Company or any HTCC Operating Company to the Hedge Counterparties or any of them under or in connection with the Hedge Agreements, whether or not matured and whether or not liquidated together with “Additional Debt” in relation thereto.

“HTCC Opco Security Deposit Deeds” means the security deposit deeds and/or business quota pledges entered into on or about the date of the Intercreditor Deed Supplemental Deed by the Issuer over its shareholding interest in each of the HTCC Operating Companies.

“Hungarian Security Deposit Deeds Parallel Debt” has the meaning given thereto in clause 28.6 (Hungarian Security Deposit Deeds Parallel Debt).

“Hungarian Security Deposit Deeds” means the Euroweb Security Deposit Deed, the Invitel Security Deposit Deeds, the HTCC Opco Security Deposit Deeds, the V-holding Security Deposit Deed and such other security deposit deeds over shareholding interest in any member of the Group incorporated in Hungary entered into from time to time in accordance with the Senior Finance Documents, the HY Finance Documents, the FRN Finance Documents and this Deed.

“HY Creditor” means each of the HY Noteholders, the HY Note Trustee, the Security Trustee as security trustee of the HY Creditors pursuant to the terms hereof and, in each case, any successor thereto and any assigns, transferees or substitutes thereof or therefore and including any person to whom HY Debt may be payable or owing (whether or not matured) from time to time.

“HY Debt” means the HY Issuer Debt and the HY Subordinated Debt.

“HY Debt Permitted Refinancing” means any refinancing of the HY Notes (the “Refinanced HY Notes”) (other than, if no HY Notes are outstanding, any refinancing of the HY Notes with the proceeds from the incurrence of Senior Debt) provided that:

(a)	the issuer of the Refinanced HY Notes shall be the Issuer;

(b)	the only members of the Group that guarantee the Refinanced HY Notes shall have guaranteed the Senior Debt, the Hedging Liabilities and the FRN Debt;

(c)	to the extent that the Refinanced HY Notes are to be guaranteed or secured, the guarantees shall be given by the same guarantors of the HY Notes (the “Existing HY Notes”) and the security shall be the same as the HY Security Documents;

(d)	the maturity date of the Refinanced HY Notes shall be no earlier than one year after the final maturity date of the Senior Debt and there shall be no scheduled amortisation of the Refinanced HY Notes prior to such date;

(e)	the cash pay element of any interest (excluding default interest) on the Refinanced HY Notes shall not exceed 10.75 per cent. per annum on the gross proceeds referred to in paragraph (i) below;

(f)	the aggregate amount of any underwriting, arrangement, commitment or other like fee or remuneration in respect of the Refinanced HY Notes shall not be substantially higher than the market rate for such payments at the time of the issue of such Refinanced HY Notes;

(g)	the terms of the Refinanced HY Notes relating to repayment, prepayment, representations and warranties, covenants and events of default shall, when taken as a whole, in no event be materially more favourable to the holders of the Refinanced HY Notes than the equivalent provisions of the Existing HY Notes;

(h)	if the Refinanced HY Notes have the benefit of guarantees and security from any member of the Group, the guarantees and security therefore shall be subordinated on the terms of this Deed;

(i)	the gross proceeds arising from the issue of the Refinanced HY Notes do not exceed the aggregate of the principal amount, accrued and unpaid interest and fees outstanding under the Existing HY Notes and any costs (including fees and expenses) incurred in connection with the issue of the Refinanced HY Notes; and

(j)	the gross proceeds of the Refinanced HY Notes shall be on lent to the Company and used to refinance in full the Funding Loan Debt,

provided, however, that any of the paragraphs (a) through (j) of this definition may be waived with the prior written consent of the Majority Lenders and provided further, that if such written consent is obtained from the Majority Lenders, then the consent of all other Parties to this Deed to such waiver(s) shall be deemed to have been given.

“HY Default” means an event of default as defined in the HY Indenture.

“HY Discharge Date” means the date on which all HY Debt has been defeased in accordance with the terms of the HY Finance Documents or fully discharged in accordance with the HY Finance Documents.

“HY Finance Documents” means, together, the HY Notes, the HY Indenture (including the HY Guarantees), the HY Security Documents, the HY Funding Loan Agreement, this Deed and all other documents evidencing the terms of the HY Notes and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith.

“HY Funding Loan” means the intragroup loan which satisfies the criteria in Part I of Schedule 4 (Funding Loans).

“HY Funding Loan Agreement” means the intercompany loan agreement documenting the HY Funding Loan between the Issuer and the Company.

“HY Funding Loan Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Company to the Issuer under or in connection with the HY Funding Loan Agreement, whether or not matured and whether or not liquidated.

“HY Guarantee” means each senior subordinated guarantee, in respect of the HY Issuer Debt, to be executed by each HY Guarantor in favour of and for the benefit of the HY Noteholders.

“HY Guarantor” means the Company, V-holding Zrt., Euroweb Hungary, Euroweb Romania and each member of the Group that from time to time guarantees the HY Issuer Debt in accordance with the terms of the Senior Facilities Agreement, the HY Indenture and this Deed and provided further that such party has acceded to this Deed pursuant to clause 24 (Changes to the Parties).

“HY Indenture” means a note indenture and/or other instrument pursuant to which the HY Notes are issued.

“HY Issuer Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Issuer to the HY Creditors or any of them under or in connection with the HY Finance Documents or otherwise, whether or not matured and whether or not liquidated, including (i) any HY Debt Permitted Refinancing and (ii) any Additional Debt (other than any refinancing Additional Debt referred to in paragraph (a) of such definition) in relation thereto.

“HY Noteholders” means the holders from time to time of the HY Notes.

“HY Notes” means the high yield notes issued or to be issued by the Issuer pursuant to the HY Indenture as permitted pursuant to the definition of HY Offering in the Senior Facilities Agreement.

“HY Note Trustee” means The Bank of New York of One Canada Square, London E14 5AL in its capacity as the trustee for the HY Noteholders or its successors from time to time or any other trustee for the HY Noteholders, in each case having become party to this Deed pursuant to clause 24 (Changes to the Parties).

“HY Note Trustee Amount” means an amount not exceeding Euro 100,000 per annum with respect to all compensation for services provided by the HY Note Trustee which is payable to the HY Note Trustee pursuant to the HY Indenture and all out-of-pocket costs and expenses properly incurred by the HY Note Trustee, including, without limitation, (i) compensation for the costs and expenses of the collection by the HY Note Trustee of any amount payable to the HY Note Trustee for the benefit of the HY Noteholders and (ii) costs and expenses of the HY Note Trustee’s agents and counsel and, for the avoidance of doubt, “HY Note Trustee Amounts” shall not include any amount of principal or interest payable in respect of the HY Notes.

“HY Security Documents” means the HY Security Documents (as defined in the Senior Facilities Agreement) including, for the avoidance of doubt, the Second Ranking Pledge of HY Funding Loan.

“HY Subordinated Debt” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) due, owing or incurred by any HY Guarantor to any HY Creditors pursuant to any HY Guarantees together with any related Additional Debt owed to any HY Creditors pursuant to any HY Guarantee provided that Additional Debt incurred pursuant to paragraph (a) of such definition shall only be permitted to the extent such Additional Debt is incurred in relation to a HY Debt Permitted Refinancing.

“Insolvency Event” has the meaning given to it in clause 10 (Subordination on Insolvency).

“Insolvent Obligor” has the meaning given to it in clause 10 (Subordination on Insolvency).

“Intercreditor Deed Supplemental Deed” means the supplemental deed amending and restating this Deed and entered into between, amongst others, the Issuer, the Company, the Ultimate Parent, the Senior Agent, the HUF Agent, the Security Trustee, the HY Note Trustee, the FRN Bridge Trustee and the FRN Note Trustee and the HTCC Operating Companies.

“Invitel Security Deposit Deeds” means the security deposit deeds entered into on or about the date of this Deed by the Issuer and the Company over their shareholding interest in the Company.

“Issuer” means Magyar Telecom B.V. of Teleportboulevard 140, 1043 EJ, Amsterdam, The Netherlands as issuer of the HY Notes.

“Junior Obligations” means all payment obligations of any Obligor under the HY Finance Documents and the FRN Finance Documents (other than the obligations under the Junior Parallel Debt).

“Junior Parallel Debt” has the meaning given thereto in clause 28.5.6.

“Obligors” means the Original Obligors and any Additional Obligors.

“Party” means a party to this Deed.

“Public Debt” means any bonds, debentures, notes or other indebtedness of a type that could be issued or traded in any market where capital funds (whether debt or equity) are traded, including private placement sources of debt and equity as well as organised markets and exchanges, whether such indebtedness is issued in a public offering or in a private placement to institutional investors or otherwise.

“Qualified Sale” means a sale or disposition of (as the case may be) the HY Funding Loan or the FRN Funding Loan or all or substantially all of the equity interests in the relevant Obligor where (i) such sale is for consideration all or substantially all of which is in the form of cash or cash equivalents, (ii) concurrently with the completion of such sale or disposal, (A) in the case of a sale or disposal of equity interests in an Obligor, the claims and security interests of the Senior Finance Parties and the claims of any other provider of pari passu or subordinated Public Debt against such Obligor and its subsidiaries are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any affiliate thereof), or, as the case may be, (B) in the case of a sale or disposal of the HY Funding Loan or (as the case may be) the FRN Funding Loan, the security interests of the Senior Finance Parties over the HY Funding Loan or (as the case may be) the FRN Funding Loan are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any affiliate thereof), (iii) the sale is either made pursuant to a public auction (in which the HY Noteholders or (as the case may be) the FRN Creditors have the right to participate) or is otherwise made for fair market value, taking account the circumstances giving rise to the sale, as certified by an independent internationally recognised investment bank selected by the Security Trustee and (iv) the sale is made in compliance with all applicable laws (including, without limitation, in the case of equity interest in the Issuer or any other Obligor incorporated in the Netherlands, in accordance with book 3, heading 9 of the Dutch Civil Code (boek 3, title 9, Burgerlijk Wetboek)).

“Receiver” means any administrative receiver, receiver and/or manager or any other receiver, whether appointed pursuant to any Security Document, pursuant to any statute, by court or otherwise, of all or any of the Secured Assets.

“Second Ranking Pledge of FRN Funding Loan” means the second ranking pledge or assignment of receivables to be entered into by the Issuer in favour of the Security Trustee (for and on behalf of the HY Creditors and the FRN Creditors) in the agreed form.

“Second Ranking Pledge of HY Funding Loan” means the second ranking pledge or assignment of receivables to be entered into by the Issuer in favour of the Security Trustee (for and on behalf of the HY Creditors) in the agreed form.

“Secured Assets” mean the assets, undertaking, goodwill, property or rights which are the subject of the security created pursuant to any of the Security Documents.

“Secured Creditors” means the Senior Creditors, the HY Creditors and the FRN Creditors.

“Security Documents” means the Senior Security Documents, the HY Security Documents and the FRN Security Documents.

“Security Trustee” means BNP Paribas Trust Corporation UK Limited of 55 Moorgate, London EC2R 6PA acting in its capacity as security trustee in relation to the Security Documents or such other person as may from time to time act in that capacity including, from and after the Senior Discharge Date, such other person as the HY Note Trustee and/or the FRN Trustee shall nominate for that purpose.

“Senior Agent” means the Facility Agent acting in its capacity as agent for the Senior Finance Parties and, in connection with this Deed, the Hedge Counterparties or such other person as may from time to time act in that capacity.

“Senior Creditor” means the Senior Finance Parties and the Hedge Counterparties.

“Senior Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by any Obligor to any of the Senior Finance Parties under or in connection with the Senior Finance Documents or otherwise, whether or not matured and whether or not liquidated, together with any Additional Debt in relation thereto.

“Senior Default” means an Event of Default as defined in the Senior Facilities Agreement.

“Senior Discharge Date” means the date on which the Senior Debt and the Hedging Liabilities have been irrevocably paid and discharged and all Commitments of the Senior Finance Parties and the Hedge Counterparties to the Obligors have been terminated or cancelled in accordance with the Senior Finance Documents or (as the case may be) the Hedge Agreements.

“Senior Facilities Agreement” means the Euro 165,000,000 senior multicurrency term and revolving facilities agreement as amended and restated pursuant to the Supplemental Agreement made between amongst others the Company, the Obligors, the Arrangers named therein, the Security Trustee and the Lenders (as novated, varied, supplemented, refinanced or amended from time to time).

“Senior Finance Documents” means the Finance Documents as defined in the Senior Facilities Agreement.

“Senior Finance Parties” means the Finance Parties as defined in the Senior Facilities Agreement.

“Senior Obligations” means all payment obligations of any Obligor under the Senior Finance Documents and the Hedge Agreements to one or more Senior Creditors (other than the obligations under the Senior Parallel Debt).

“Senior Parallel Debt” has the meaning given thereto in clause 28.5.1.

“Senior Secured Documents” means the Senior Finance Documents and the Hedge Agreements;

“Senior Security Documents” means the Security Documents as defined in the Senior Facilities Agreement.

“Share Purchase Agreement” means the share purchase agreement dated 23 December 2002 made between the Ultimate Parent and VTI as amended on 14 January 2003 and 13 May 2003.

“Standstill Period” has the meaning given to it in clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action).

“Subordinated Shareholder Creditor” means the Original Subordinated Shareholder Creditors and any member of the Ultimate Parent Group that accedes to this Deed in accordance with clause 24.8 (Subordinated Shareholder Creditors).

“Subordinated Shareholder Debt” means (i) all present and future liabilities (actual or contingent) due, owing or incurred by the Obligors (in the capacity of subordinated debtors) or any of them to the Subordinated Shareholder Creditors including, without limitation, under or in respect of any loan, loan stock, loan capital, preference shares or in any other respect (including, without limitation, the HY Funding Loan Debt and the FRN Funding Loan Debt) and (ii) all present and future liabilities (actual or contingent) due, owing or incurred by the Obligors (in the capacity of subordinated debtor) or any of them to the Subordinated Shareholder

Creditors and/or any other person who may hold shares in the Obligors, in each case, in relation to the share capital of the Obligors.

“Subordinated Shareholder Document” means any agreements or instruments under which the Subordinated Shareholder Debt arises or is regulated (including, without limitation, the Funding Loan Agreement and the FRN Funding Loan Agreement).

“Transaction Documents” means the Ultimate Parent/Parent Loan Agreements and the Share Purchase Agreement.

“Trust Property” means, collectively, (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by, and conferred on the Security Trustee under, the Security Documents, (ii) all assets paid or transferred to or vested in the Security Trustee or its agent or received or recovered by the Security Trustee or its agent in connection with any of the Security Documents whether from any Security Provider or Obligor or any other person and (iii) all rights, benefits, interests and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or its agent in respect of the same (or any part thereof).

“V-holding Security Deposit Deed” means the security deposit deed entered into on or about the date of this Deed by the Issuer and the Company over their shareholding interest in V-holding Zrt.

1.2	Definitions incorporated

Unless otherwise defined or interpreted in this Deed, terms defined in or whose interpretation is provided for in the Senior Facilities Agreement in existence on the date of this Deed (or, to the extent a defined term is amended with the agreement of the HY Note Trustee and the FRN Trustee, such revised term) shall have the same meaning when used in this Deed (whether before or after the Senior Discharge Date).

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to a clause, a sub-clause, a paragraph or a schedule is a reference to a clause, sub-clause or paragraph of, or schedule to, this Deed.

1.4.2	words importing the plural shall include the singular and vice versa;

1.4.3	a reference to any party hereto or any party to a Finance Document includes their respective permitted successors, assigns, replacements, transferees and substitutes from time to time;

1.4.4	references to a Senior Finance Document, an HY Finance Document, an FRN Finance Document, a Subordinated Shareholder Document or any other document or agreement is to that document or agreement as novated, supplemented, amended, varied or restated from time to time, but excluding for this purpose any amendment which is contrary to any provision of this Deed;

1.4.5	a payment includes a prepayment or a repayment and references to pay include repay and prepay;

1.4.6	references to “administrator” includes bewindvoerder, “moratorium” includes voorlopige surséance van betaling and definitieve surséance van betaling, “trustee in bankruptcy”

includes curator and “winding-up” or “administration” includes bankruptcy (faillissement) and liquidation (felszámolas) of an entity;

1.4.7	references to any statute, statutory instrument or enactment shall be deemed to include references to such statute, statutory instrument or enactment as re-enacted, amended or extended from time to time; and

1.4.8	for the purposes of this Deed, to the extent that the Senior Debt has been irrevocably paid and discharged and all Commitments of the Senior Finance Parties to the Obligors have been terminated or cancelled in accordance with the Senior Finance Documents, any consents required to be given prior to the Senior Discharge Date by the Majority Lenders shall instead be given by all the Hedge Counterparties.

1.5	Effect as a deed

This Deed is intended to take effect as a deed notwithstanding that a Party may have executed it under hand only.

1.6	Third party rights

1.6.1	Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.6.2	Notwithstanding any term of this Deed, the consent of any person who is not a party is not required to rescind or vary this Deed at any time.

1.7	Inconsistencies with other Finance Documents

1.7.1	If there is an inconsistency between the provisions of this Deed (regarding subordination, turnover, ranking and amendments only) and any other Senior Finance Document, Hedge Agreement, HY Finance Document, FRN Finance Document or Subordinated Shareholder Document, this Deed will prevail.

1.7.2	Notwithstanding anything to the contrary in this Deed, but without prejudice to clause 4 (Amendments), clause 1.7.1 does not, as between any Senior Creditor, HY Creditor, FRN Creditor and member of the Group, cure, postpone, waive or negate in any manner any default or event of default under (i) any HY Finance Document as provided in that HY Finance Document (but without prejudice to any restriction in this Deed on the ability of a Creditor to take any action consequent upon any such default or event of default) or (ii) any FRN Finance Document as provided in that FRN Finance Document (but without prejudice to any restriction in this Deed on the ability of a Creditor to take any action consequent upon any such default or event of default).

1.8	Enforcement of certain HY Security Documents and FRN Security Documents

To the extent an HY Security Document or an FRN Security Document secures both the HY Debt and the FRN Debt then such HY Security Document or (as the case may be) such FRN Security Document shall for the purposes of this Deed also be deemed to be an FRN Security Document or (as the case may be) an HY Security Document and the HY Creditors or (as the case may be) the FRN Creditors shall each independently be subject to the same restrictions, and benefit from the same rights, in respect of such document as provided for under this Deed.

1.9	Majority Consents

Any consent required to be given under this Deed by the Senior Agent will only be given upon the instructions of the Majority Lenders unless otherwise specified in the Senior Facilities Agreement.

2	Ranking

2.1	Ranking of Debt

2.1.1	Unless expressly provided to the contrary in this Deed, the Debt of each Obligor shall rank with respect to such Obligor in right and priority of payment in the following order:

First: the Senior Debt, the Hedging Liabilities, the HY Issuer Debt and the FRN Issuer Debt (pari passu, without any preference between themselves);

Second: the HY Subordinated Debt and the FRN Subordinated Debt (pari passu, without any preference between themselves); and

Third: the Subordinated Shareholder Debt,

and, other than the Hungarian Security Deposit Deeds, the Senior Security Documents secure the Senior Debt and the Hedging Liabilities and the HY Security Documents secure the HY Debt and the FRN Security Documents secure the FRN Debt, save that (i) the second ranking share pledge in favour of the Security Trustee over the shares in Euroweb Romania and (ii) the Second Ranking Pledge of FRN Funding Loan secure both the HY Debt and the FRN Debt. The Hungarian Security Deposit Deeds secure the Senior Debt, the Hedging Liabilities, the HY Debt and the FRN Debt in accordance with clause 13 (Priority of Security).

2.2	Ranking of Debt unaffected

2.2.1	The ranking and order of priority of Debt set out in clause 2.1 (Ranking of Debt) shall apply notwithstanding:

2.2.2	the order of registration, notice or execution of any Security Document or other document;

2.2.3	when any Debt is incurred;

2.2.4	whether or when a Creditor is obliged to advance any Debt;

2.2.5	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Debt;

2.2.6	the creation in favour of any Creditor in accordance with this Deed of any additional security over the undertaking, properties or assets of the Obligors, the Issuer and the Ultimate Parent (or any of them) or any asset which is subject to a floating charge in any Security Document becoming subject to a security which is a fixed charge or a crystallised floating charge; or

2.2.7	any contrary provisions in any Finance Document.

2.3	Classes of certain Debt inter se

This Deed does not purport to rank any element of the HY Issuer Debt inter se or the HY Subordinated Debt inter se or the FRN Issuer Debt inter se or the FRN Subordinated Debt inter se or the Subordinated Shareholder Debt inter se.

3	Undertakings/Prohibited Payments

3.1	Obligors/HY Guarantors/FRN Guarantors

3.1.1	Each HY Guarantor and each FRN Guarantor undertakes to each of the Senior Creditors that, until the Senior Discharge Date, except as the Majority Lenders have previously consented in writing, such HY Guarantor or such FRN Guarantor will not, and will procure that none of its Subsidiaries directly or indirectly:

(a)	pay, prepay or repay or make any distribution in respect of or on account of, or otherwise seek to reduce or redeem in whole, or in part any of the HY Debt or (as the case may be) FRN Debt (i) except as permitted by clauses 7 (Permitted Payments) or 14 (Enforcement Action) and (ii) as contemplated by clause 10.3 (Filing of Claims);

(b)	discharge any of the HY Debt or (as the case may be) FRN Debt by set-off, any right of combination of accounts or otherwise except (i) as permitted by clauses 7 (Permitted Payments) or 14 (Enforcement Action), (ii) as contemplated by clause 10.3 (Filing of Claims), and (iii) subject to the provisions of clause 8 (Turnover), if it is required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract);

(c)	create or permit to subsist, or permit any member of the Group to create or permit to subsist, any Encumbrance over any of its assets for any of the HY Debt or (as the case may be) FRN Debt except under the HY Security Documents and the HY Indenture or (as the case may be) except under the FRN Security Documents, the FRN Bridge Facility Agreement and the FRN Indenture;

(d)	defease, purchase, acquire or agree to acquire or procure any other person to acquire on its account all or any part of the HY Debt or (as the case may be) FRN Debt save as permitted by clause 7 (Permitted Payments);

(e)	give any Financial Support other than (i) the HY Guarantee, the HY Security Documents or the indemnities under the purchase agreement in respect of the HY Notes, to any person in respect of the HY Debt or (ii) the FRN Guarantee, the FRN Security Documents or the indemnities under the FRN Bridge Facility Agreement or the purchase agreement in respect of the FRN Notes, to any person in respect of the FRN Debt or to enable any person to do any of the things referred to in paragraph (a) above or this paragraph (e) except where such HY Guarantor or (as the case may be) FRN Guarantor gives (or has given) Financial Support under the Senior Facilities Agreement to the Senior Creditors in relation to the Senior Debt and to the Hedging Liabilities in which case such Financial Support, in respect of the HY Debt or (as the case may be) FRN Debt, shall be subordinated in accordance with the terms of this Deed; or

(f)	take or omit to take any action whereby the ranking and/or subordination provided for in this Deed may be impaired.

3.1.2	Each Obligor undertakes to each of the Senior Creditors, the HY Creditors and the FRN Creditors that, until the Senior Discharge Date, except as the Majority Lenders have previously consented in writing, and if prior to the HY Discharge Date, except as the HY Note Trustee has previously consented in writing and if prior to the FRN Discharge Date, except as the FRN Trustee has previously consented in writing, such Obligor will not, and will procure that none of its Subsidiaries directly or indirectly:

(a)	pay, prepay or repay or make any distribution in respect of or on account of, or otherwise seek to reduce or redeem in whole or in part, any of the Subordinated Shareholder Debt, (i) except as permitted by clause 7 (Permitted Payments) and (ii) as contemplated by clause 10.3 (Filing of Claims);

(b)	discharge any of the Subordinated Shareholder Debt by set-off, any right of combination of accounts or otherwise except (i) as permitted by clause 7 (Permitted Payments), (ii) as contemplated by clause 10.3 (Filing of Claims), and (iii) subject to the provisions of clause 8 (Turnover), if it is so required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract);

(c)	create or permit to subsist, or permit any member of the Group to create or permit to subsist, any Encumbrance over any of its assets for any of the Subordinated Shareholder Debt;

(d)	defease, purchase, acquire or agree to acquire or procure any other person to acquire on its account all or any part of the Subordinated Shareholder Debt, save as permitted by clause 7 (Permitted Payments);

(e)	give any Financial Support to any person in respect of the Subordinated Shareholder Debt or to enable any person to do any of the things otherwise prohibited by paragraph (a) or this paragraph (e);

(f)	take or omit to take any action whereby the ranking and/or subordination provided for in this Deed may be impaired;

(g)	declare (in its capacity as shareholder of an Obligor), give notice of or pay any dividend, or any money in redemption or repurchase of, any share capital or make any other distribution in respect of its share capital to any other person except (i) as permitted under clause 7 (Permitted Payments) and (ii) as contemplated by clause 10.3 (Filing of Claims); or

(h)	(i) take any step to wind up or (ii) claim in the insolvency, winding up, liquidation or bankruptcy of, any member of the Group other than as contemplated by clause 10.3 (Filing of Claims).

3.2	Subordinated Shareholder Creditors

Each Subordinated Shareholder Creditor undertakes to each of the Senior Creditors, the HY Creditors and the FRN Creditors that, until the Senior Discharge Date, except as the Majority Lenders have previously consented in writing, and if prior to the HY Discharge Date, except as the HY Note Trustee has previously consented in writing and if prior to the FRN Discharge Date, except as the FRN Trustee has previously consented in writing, no Subordinated Shareholder Creditor will directly or indirectly:

3.2.1	demand or receive payment, prepayment, repayment or redemption of or any distribution or repurchase in respect of (or on account of) any of the Subordinated Shareholder Debt in cash or in kind or apply any money or property in or towards the discharge of any Subordinated Shareholder Debt (i) except as permitted by clause 7 (Permitted Payments) and (ii) save as contemplated by clause 10.3 (Filing of Claims);

3.2.2	(without limiting the right to repay or prepay Subordinated Shareholder Debt to the extent permitted by clause 7 (Permitted Payments)) sell, transfer, assign or otherwise dispose of any Subordinated Shareholder Debt other than in accordance with clause 24.8 (Subordinated Shareholder Creditors);

3.2.3

discharge or seek to discharge all or any part of the Subordinated Shareholder Debt by set-off, any right of combination of accounts or otherwise except to the extent permitted by clause 7 (Permitted Payments) and save as contemplated by clause 10.3 (Filing of Claims)

and subject to the provisions of clause 8 (Turnover), save to the extent it is required to do so, or the same occurs automatically by operation of law (not including, for the avoidance of doubt, under any contract);

3.2.4	take, accept, create, permit to subsist or receive any Encumbrance or any Financial Support for, or in respect of, any of the Subordinated Shareholder Debt;

3.2.5	commence any proceedings against the Obligors (or any of them) or take any action for or in respect of the recovery of any Subordinated Shareholder Debt or any part thereof or otherwise claim or rank as a creditor in the insolvency, winding-up, examinership, bankruptcy, administration or liquidation of any member of the Group other than with respect to Subordinated Shareholder Debt in accordance with the provisions of clause 10.3 (Filing of Claims);

3.2.6	accelerate or put on demand any of the Subordinated Shareholder Debt or call a default or event of default (or similar occurrences) under any of the Subordinated Shareholder Documents;

3.2.7	(without prejudice to the generality of clauses 3.2.1 or 3.2.6) demand, give notice of or accept payment in respect of (i) any dividend or other distribution in respect of, or the redemption or repurchase of, any of the Obligors share capital for the time being in issue or (ii) any interest in respect of, or the repayment, redemption or repurchase of, any loan stock or loan notes or similar instruments issued by the Obligors except (i) as permitted under clause 7 (Permitted Payments) and (ii) as contemplated by clause 10.3 (Filing of Claims); or

3.2.8	take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired,

provided that this clause 3 shall not prevent the Subordinated Shareholder Creditors taking such action on the instructions of the Security Trustee in connection with Enforcement Action taken by the Security Trustee in accordance with the Senior Finance Documents, the HY Finance Documents or the FRN Finance Documents.

3.3	HY Creditors

Each HY Creditor undertakes to each of the Senior Creditors that until the Senior Discharge Date, except as the Majority Lenders have previously consented in writing, it will not:

3.3.1	in connection with any Obligor, demand or receive payment, prepayment, repayment or redemption of or any distribution or repurchase in respect of (or on account of) any of the HY Subordinated Debt or (as holder of the HY Funding Loan Debt) any of the HY Funding Loan Debt in cash or in kind or apply any money or property in or towards the discharge of any HY Subordinated Debt or (as holder of the HY Funding Loan Debt) any of the HY Funding Loan Debt except to the extent permitted by clause 7 (Permitted Payments) or 14 (Enforcement Action) and save as contemplated by clause 10.3 (Filing of Claims);

3.3.2	discharge or seek to discharge all or any part of the HY Subordinated Debt or (as holder of the HY Funding Loan Debt) any of the HY Funding Loan Debt by set-off, any right of combination of accounts or otherwise in connection with any Obligor except to the extent permitted by clause 7 (Permitted Payments) or 14 (Enforcement Action) and save as contemplated by clause 10.3 (Filing of Claims) and subject to the provisions of clause 8 (Turnover), save to the extent it is required to do so, or the same occurs automatically by operation of law (not including, for the avoidance of doubt, under any contract);

3.3.3	take, accept, create, permit to subsist or receive any Encumbrance or any Financial Support for, or in respect of, any of the HY Subordinated Debt or (as holder of the HY Funding Loan Debt) any of the HY Funding Loan Debt other than the HY Security Documents, the HY Guarantee and the HY Indenture; or

3.3.4	take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired other than in accordance with the terms of this Deed.

3.4	FRN Creditors

Each FRN Creditor undertakes to each of the Senior Creditors that until the Senior Discharge Date, except as the Majority Lenders have previously consented in writing, it will not:

3.4.1	in connection with any Obligor, demand or receive payment, prepayment, repayment or redemption of or any distribution or repurchase in respect of (or on account of) any of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt in cash or in kind or apply any money or property in or towards the discharge of any FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt except to the extent permitted by clause 7 (Permitted Payments) or 14 (Enforcement Action) and save as contemplated by clause 10.3 (Filing of Claims);

3.4.2	discharge or seek to discharge all or any part of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt by set-off, any right of combination of accounts or otherwise in connection with any Obligor except to the extent permitted by clause 7 (Permitted Payments) and 14 (Enforcement Action) and save as contemplated by clause 10.3 (Filing of Claims) and subject to the provisions of clause 8 (Turnover), save to the extent it is required to do so, or the same occurs automatically by operation of law (not including, for the avoidance of doubt, under any contract);

3.4.3	take, accept, create, permit to subsist or receive any Encumbrance or any Financial Support for, or in respect of, any of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt other than the FRN Security Documents, the FRN Guarantee and the FRN Indenture; or

3.4.4	take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired other than in accordance with the terms of this Deed.

3.5	Additional Undertakings

3.5.1	Professional Claims

(a)	Notification to Security Trustee

The Obligors and the Subordinated Shareholder Creditors agree to notify the Security Trustee in writing of any claim under, or in relation to, any of the Due Diligence Reports (a “Professional Claim”) or any event or circumstance which they believe could reasonably be expected to give rise to a Professional Claim as soon as reasonably practicable after becoming aware of the same.

(b)	Refund of Proceeds

Any amount received by the Obligors or the Subordinated Shareholder Creditors in respect of any Professional Claim shall (i) if an Event of Default under the Senior Facilities Agreement has occurred and is continuing, be paid to or to the order of the Security Trustee and, until such payment, the relevant recipient shall hold such sums on trust for the Security Trustee or (ii) otherwise, be paid to the Company in cash and invested in the Borrower Group. Any sums paid to the Security Trustee shall be applied as provided in paragraph 1 of Schedule 3 (Security Trustee) but in or towards discharge of the Senior Debt only.

(c)	Prior Party Claims

For the avoidance of doubt, nothing in this Deed shall affect or prejudice any right of the Security Trustee and/or any of the other Senior Finance Parties to commence and/or continue a Professional Claim. The Obligors, the Subordinated Shareholder Creditors, the Senior Finance Parties and the Security Trustee shall in good faith co-operate to ensure that all acts required to enable any Senior Finance Party to commence or successfully pursue a Professional Claim and to give effect to this clause 3.5.1 are done.

3.5.2	Finance Documents

Each of the Subordinated Shareholder Creditors and the Obligors undertake not to challenge the validity and/or enforceability of any of the Finance Documents or the Senior Debt, the Hedging Liabilities, the HY Debt or the FRN Debt.

3.5.3	Actions against Vivendi Telecom International S.A. (“VTI”)

The Ultimate Parent undertakes to the Security Trustee that it will to the extent considered by its directors to be cost effective and commercially prudent, pursue (if necessary by legal action) against VTI any right or claim to which it may be entitled as a result of:

(a)	a breach by the Original Shareholder of the Share Purchase Agreement;

(b)	any inaccuracy in any of the warranties and representations included in the Share Purchase Agreement; or

(c)	any indemnity contained in the Share Purchase Agreement.

3.5.4	Claims under the Share Purchase Agreement

The Ultimate Parent undertakes to the Security Trustee that it will procure that the proceeds of any of the rights or claims referred to in clause 3.5.3 are downstreamed to the Company through the Issuer in cash immediately following receipt by way of subscription for equity share capital and/or the making of loans to the Company constituting Subordinated Shareholder Debt.

3.5.5	Amendments and waivers of the Share Purchase Agreement

The Ultimate Parent undertakes to the Security Trustee that (i) it will not terminate, amend or waive any rights under (including in respect of any conditions precedent), or acquiesce in any termination or amendment of, or waiver of rights under, the Share Purchase Agreement (and will comply with their respective terms) other than in the case of compliance or waivers where failure to do so would not adversely affect the rights of interests of the Senior Finance Parties, the Hedge Counterparties, the HY Creditors and the FRN Creditors and (ii) it will notify the Security Trustee of any material dispute, default or breach under the Transaction Documents.

3.5.6	Ultimate Parent/Company

(a)	Notwithstanding any other provision of the Senior Finance Documents, the Ultimate Parent undertakes to the Security Trustee that:

(i)	it will not at any time trade, establish or acquire any person, carry on any business or own any assets other than:

(A)	rights and obligations under the Senior Finance Documents; and

(B)	its shareholding in the Issuer, credit balances under the Ultimate Parent/Parent Loan Agreements and rights and obligations under the Ultimate Parent/Parent Loan Agreements and the Share Purchase Agreement;

(ii)	it will not assume, incur or otherwise permit to be outstanding any Borrowed Money other than:

(A)	from the Investors provided that such Borrowed Money is immediately injected into the Company (indirectly through loans from the Issuer) and provided further that such Borrowed Money is subordinated to the rights of the Senior Creditors, the HY Creditors and the FRN Creditors pursuant to this Deed; or

(B)	from the Investors provided that (1) such Borrowed Money is immediately injected into the Issuer as Subordinated Shareholder Debt and the Issuer within 5 Business Days thereafter applies such monies toward the optional redemption of the HY Debt and/or the FRN Debt (the “Optional Redemption Amount”), (2) simultaneously on injecting such Borrowed Money into the Issuer, the Issuer forgives the Company for debt under the HY Funding Loan Agreement (in the case of a redemption of the HY Debt) or under the FRN Funding Loan Agreement (in the case of a redemption of the FRN Debt) in an amount equal to the Optional Redemption Amount applied in redemption of the HY Debt or the FRN Debt (as the case may be) and the Issuer and the Company enter into such documents as the Senior Agent may reasonably require to document such forgiveness and (3) no Default (as defined in the Senior Facilities Agreement) has occurred and is continuing or would result from the making of any such optional redemption or the forgiveness of the HY Funding Loan Debt and/or the FRN Funding Loan Debt; and

(b)	The Issuer undertakes to the Security Trustee not to receive any Borrowed Money from the Investors directly and acknowledges that any such Borrowed Money shall be provided to it by the Ultimate Parent or (as the case may be) the Company in accordance with clause 3.5.6(a)(ii).

4	Amendments

4.1	Changes to Senior Finance Documents

4.1.1	Subject to the terms hereof until (and including) the last to occur of the HY Discharge Date and the FRN Discharge Date, unless (whilst any HY Debt is outstanding) the HY Note Trustee (who shall take into account the interests of the HY Noteholders in accordance with the HY Finance Documents) and (whilst any FRN Debt is outstanding) the FRN Trustee (who shall take into account the interests of the FRN Creditors in accordance with the FRN Finance Documents) has agreed to the Amendment in writing, no Senior Creditor will:

(a)	assign or otherwise transfer rights and/or obligations under any Senior Finance Document unless, simultaneously with that assignment or transfer, the relevant transferee agrees to be bound by the provisions of this Deed by entering into a Deed of Accession; or

(b)	amend or agree to amend any Senior Finance Document which would prohibit, or create a default or event of default thereunder with respect to, any action or event that is expressly permitted under this Deed.

4.1.2	Limits on Priority of Senior Debt

(a)	It is hereby agreed that the Senior Debt may be refinanced up to a total aggregate amount of Euro 165,000,000 (if any HY Notes are outstanding) or Euro 300,000,000 (if no HY Notes are outstanding), in each case, less any mandatory prepayments made under clause 7.2.2 of the original Senior Facilities Agreement (or any equivalent clause in a future senior facilities agreement) and that any obligations incurred in accordance with this Deed by the members of the Group in refinancing such Senior Debt will be treated as Senior Debt and rank accordingly in accordance with this Deed.

(b)	The Parties hereby agree promptly to execute all such documents and do all such acts as shall be necessary to effect such treatment and ranking including, without limitation, (i) in the case of the HY Security Documents and the FRN Security Documents, entering into such amendments, modifications or supplements to such Security Documents as would maintain the status of the Encumbrances created or purported to be created by the HY Security Documents and the FRN Security Documents as ranking after the Senior Security Documents and (ii) in the case of the Hungarian Security Deposit Deeds, entering into such amendments, modifications or supplements to such Hungarian Security Deposit Deed or into a release of such Hungarian Security Deposit Deed.

(c)	It is hereby agreed that the Senior Debt may not be refinanced and classified as Senior Debt unless such refinancing is in accordance with prevailing market conditions for companies similar to the Company at the time such refinancing is being contemplated, taking into account, amongst other things, banking regulations, interest rates and market appetite for debt of companies the size of the Company.

4.2	Changes to HY Finance Documents

4.2.1	Until (and including) the Senior Discharge Date, unless the Majority Lenders have agreed to the Amendment in writing, none of the Obligors, or the HY Creditors will Amend the terms of any HY Finance Document:

(a)	relating to the entitlement of the HY Creditors to receive guarantees and/or Encumbrances from members of the Ultimate Parent Group;

(b)	if to do so would cause any change in the terms of the HY Finance Documents relating to (i) the rate of interest payable under the HY Finance Documents being higher than the rate as specified in the HY Finance Documents on the date of this Deed, (ii) the time for payment of interest or scheduled repayment dates to change to an earlier date than as specified in the HY Finance Documents on the date of this Deed and (iii) any increase to the amount (including fees) or change to the currency of the amount to be repaid under any HY Finance Document on the date of this Deed;

(c)	if to do so might increase the amount of payments permitted by clause 7 (Permitted Payments); or

(d)	in a manner which would result in the HY Guarantors being subject to obligations inconsistent with this Deed or if to do so would cause any change in the terms of the HY Finance Documents relating to the subordination of the HY Guarantors obligations or the ranking of security.

4.2.2	Each of the Obligors and the HY Creditors agree:

(a)	to the extent any Amendment is made to the Senior Security Documents (other than the Hungarian Security Deposit Deeds), such Amendment shall for all purposes be deemed to have also been made (on the same terms and conditions, mutatis mutandis) by the Obligors and the HY Note Trustee on behalf of the HY Creditors in respect of the corresponding provisions of the HY Security Documents (other than the Hungarian Security Deposit Deeds) (and so that any HY Default which arises or would arise under the HY Finance Documents as a result of such Amendment shall not arise or, to the extent such HY Default has already so arisen, such HY Default shall be deemed to have been waived). Each Obligor and the HY Note Trustee shall, at the Issuer’s expense, do all such things as are required to implement the same Amendment to the HY Security Documents (other than the Hungarian Security Deposit Deeds); and

(b)

to the extent any Amendment is made or agreed to by the Senior Creditors in respect of the Hungarian Security Deposit Deeds (other than an Amendment which would result in the HY Note Trustee (on behalf of the HY Creditors) ceasing to be a beneficiary of the security created by the Hungarian Security Deposit Deeds unless such Amendment also results in the Senior Creditors and the FRN Creditors ceasing to be beneficiaries of such security), such Amendment shall for all purposes be deemed to have also been made by the HY Note Trustee on behalf of the HY Creditors (and so that any HY Default which arises or would arise under the HY Finance Documents as a result of such Amendment shall not arise or, to the extent such HY Default has already so arisen, such HY Default shall be deemed to have been waived). Each Obligor and the HY Note Trustee shall, at the Issuer’s expense, do all such things as are required to implement the Amendment to the Hungarian Security Deposit Deeds.

4.3	Changes to FRN Finance Documents

4.3.1	Until (and including) the Senior Discharge Date, unless the Majority Lenders have agreed to the Amendment in writing, none of the Obligors, or the FRN Creditors will Amend the terms of any FRN Finance Document:

(a)	relating to the entitlement of the FRN Creditors to receive guarantees and/or Encumbrances from members of the Ultimate Parent Group;

(b)	if to do so would cause any change in the terms of the FRN Finance Documents relating to (i) the margin over EURIBOR, if calculated on the basis of a floating rate, or the rate, if calculated on the basis of a fixed rate, payable under the FRN Finance Documents being higher than the margin over EURIBOR or (as the case may be) fixed rate as specified in the FRN Finance Documents on the date of this Deed, (ii) the time for payment of interest or scheduled repayment dates to change to an earlier date than as specified in the FRN Finance Documents on the date of this Deed and (iii) any increase to the amount (including fees) or change to the currency of the amount to be repaid under any FRN Finance Document on the date of this Deed;

(c)	if to do so might increase the amount of payments permitted by clause 7 (Permitted Payments); or

(d)	in a manner which would result in the FRN Guarantors being subject to obligations inconsistent with this Deed or if to do so would cause any change in the terms of the FRN Finance Documents relating to the subordination of the FRN Guarantors obligations or the ranking of security.

4.3.2	Each of the Obligors and the FRN Creditors agree:

(a)	to the extent any Amendment is made to the Senior Security Documents (other than the Hungarian Security Deposit Deeds), such Amendment shall for all purposes be deemed to have also been made (on the same terms and conditions, mutatis mutandis) by the Obligors and the FRN Trustee on behalf of the FRN Creditors in respect of the corresponding provisions of the FRN Security Documents (other than the Hungarian Security Deposit Deeds) (and so that any FRN Default which arises or would arise under the FRN Finance Documents as a result of such Amendment shall not arise or, to the extent such FRN Default has already so arisen, such FRN Default shall be deemed to have been waived). Each Obligor and the FRN Trustee shall, at the Issuer’s expense, do all such things as are required to implement the same Amendment to the FRN Security Documents (other than the Hungarian Security Deposit Deeds); and

(b)	to the extent any Amendment is made or agreed to by the Senior Creditors in respect of the Hungarian Security Deposit Deeds (other than an Amendment which would result in the FRN Note Trustee (on behalf of the FRN Creditors) ceasing to be a beneficiary of the security created by the Hungarian Security Deposit Deeds unless such Amendment also results in the Senior Creditors and the HY Creditors ceasing to be beneficiaries of such security), such Amendment shall for all purposes be deemed to have also been made by the FRN Trustee on behalf of the FRN Creditors (and so that any FRN Default which arises or would arise under the FRN Finance Documents as a result of such Amendment shall not arise or, to the extent such FRN Default has already so arisen, such FRN Default shall be deemed to have been waived). Each Obligor and the FRN Trustee shall, at the Issuer’s expense, do all such things as are required to implement the Amendment to the Hungarian Security Deposit Deeds.

4.4	Changes to the Subordinated Shareholder Documents

Except as the Majority Lenders, until (and including) the Senior Discharge Date and also, if prior to the HY Discharge Date, the HY Note Trustee and also, if prior to the FRN Discharge Date, the FRN Trustee, have agreed to the Amendment in writing, no Subordinated Shareholder Creditor will amend the terms of any Subordinated Shareholder Documents (including, without limitation, the HY Funding Loan Agreement or the FRN Funding Loan Agreement) except for Amendments which (a) reflect a similar amendment or modification to, or of a term of, a Finance Document or (b) would not adversely affect the rights or interests of the Secured Creditors or the ranking or subordination arrangements provided for in this Deed (as to which a certificate of the Security Trustee (acting reasonably) shall be conclusive).

5	Hedging Transactions

5.1	Undertakings relating to Hedging Liabilities

Unless the Majority Lenders have previously agreed in writing:

5.1.1	no Hedge Counterparty will (i) demand (except to terminate or close out any hedging transaction as permitted under clause 5.1.2 below) or receive payment, prepayment or repayment of, or any distribution in respect of (or on account of) and no Obligor will pay or make any distribution in respect of (or on account of) any of the Hedging Liabilities in cash or in kind, or otherwise apply any money or property in or towards the payment or discharge of any Hedging Liabilities or otherwise take any Enforcement Action or (ii) discharge or seek to discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except for:

(a)	scheduled payments arising under the terms of the Hedge Agreements; and/or

(b)	the proceeds of enforcement of the Senior Security Documents received and applied in the order permitted by paragraph 1 of Schedule 3 (Security Trustee);

5.1.2	no Hedge Counterparty will exercise any right to terminate or close out any hedging transaction under the Hedge Agreements prior to its stated maturity unless:

(a)	the Company has not paid when due an amount of Hedging Liabilities and such default continues for more than five (5) Business Days after the Hedge Counterparty has given notice of such default (and of the Hedge Counterparty’s intention to terminate) to the Senior Agent; or

(b)	the Senior Agent has declared the Senior Debt due and payable and/or payable on demand and/or cancelled the Total Commitments in full under clause 23.2 (Acceleration) of the Senior Facilities Agreement; or

(c)	an Insolvency Event occurs in relation to the Company (which is the counterparty under such hedging transaction); or

(d)	upon:

(i)	it becoming contrary to any law or regulation for the Company or such Hedge Counterparty to perform the payment obligations expressed to be assumed by it in respect of any relevant Hedge Agreement or such obligations become invalid or unenforceable against the Company; or

(ii)	any provision of any Hedge Agreement to which such Hedge Counterparty is a party relating to the termination thereof (including, without limitation, the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the Company;

(e)	upon any exchange control, foreign currency or other consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Company to authorise, or required by the Company in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any Hedge Agreement or the performance of its payment obligations thereunder being modified in a manner unacceptable to such Hedge Counterparty or not being granted or being revoked or terminated or expiring and not being renewed or otherwise ceasing to be in full force and effect; or

(f)	with the prior written consent of the Senior Agent (acting on the instructions of the Majority Lenders);

5.1.3	none of the Hedging Liabilities may be discharged by set-off, any right of combination of accounts or otherwise except to the extent such Hedging Liabilities is permitted to be paid under clause 5.1.1 above; and

5.1.4	neither the Ultimate Parent nor any Obligor will (and each will procure that none of its Subsidiaries will) create or permit to subsist any Encumbrance over any of its assets, or give any Financial Support to any person, in each case for, in respect of or in connection with, any of the Hedging Liabilities other than under the Senior Security Documents and in accordance with the priority and ranking specified in this Deed.

5.2	Two Way Payments

Each Obligor and each Hedge Counterparty agrees that:

5.2.1	the Hedge Agreements will provide for “two way payments” or payments under the “Second Method” in the event of a termination of a hedging transaction whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedge Agreements), meaning that the defaulting party under these Hedge Agreements will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions effected under the Hedge Agreements is in its favour, and netting will only be permitted between hedging transactions that constitute Hedge Agreements and will not be permitted between any Hedge Agreements and any other interest rate or currency hedging arrangements which do not constitute Hedge Agreements (and, for the avoidance of doubt, to the extent that any such Hedge Agreements do not so provide, they will be deemed to so provide);

5.2.2	if, on termination or the closing out of any hedging transaction under a Hedge Agreement, a settlement amount or other net amount falls due from that Hedge Counterparty to the Company then that amount shall be paid by the relevant Hedge Counterparty to the Security Trustee and applied as set out in paragraph 1 of Schedule 3 (Security Trustee); and

5.2.3	promptly upon receipt by any Hedge Counterparty of a request from the Senior Agent, after the Senior Agent has declared all of the Senior Debt immediately due and payable and/or payable on demand and/or has cancelled the Total Commitments in full under clause 23.2 (Acceleration) of the Senior Facilities Agreement, to exercise any rights such Hedge Counterparty may have to terminate the hedging transactions under the Hedge Agreements, such Hedge Counterparty will exercise such rights.

5.3	Hedge Agreements

Each Hedge Counterparty will promptly provide to the Senior Agent copies of all documents constituting the Hedge Agreements to which it is party and copies of all documents constituting or evidencing any hedging facilities provided to the Company by that Hedge Counterparty. Such documents must be in form and substance satisfactory to the Senior Agent, acting reasonably.

5.4	Hedging Guarantee

Each Obligor confirms that the Hedge Counterparties are entitled to rely on the guarantee in clause 17 (Guarantee) of the Senior Facilities Agreement granted by such Obligor, subject to any limitations therein or in any Guarantor Accession Undertaking by which such Obligor became party to the Senior Facilities Agreement.

5.5	Notification

Each Hedge Counterparty shall notify the Senior Agent and the Security Trustee of any default or any termination event (howsoever described) under each Hedge Agreement to which it is a party, but only if the Hedge Counterparty has actual knowledge of the event concerned. For the purpose of this clause 5.5, the Hedge Counterparty shall not be treated as having actual knowledge of any matter of which any division outside its treasury departments may become aware in the context of corporate finance, advisory or financing activities from time to time undertaken by the Hedge Counterparty for any member of the Group, the Ultimate Parent or any of their respective Subsidiaries or Associated Companies or any person which may be a trade competitor of, or may otherwise have commercial interests similar to those of, the same.

5.6	Consultation

Each of the HUF Agent, the Senior Agent, the Security Trustee and each Hedge Counterparty shall consult generally with regard to any matter materially affecting the rights of the Senior Creditors as regulated by this Deed and, in particular, upon any insolvency proceeding taking place and prior to the taking of any enforcement action by the Security Trustee under any of the Senior Security Documents (for the avoidance of doubt, such consultation shall include, among other matters, discussion on the method of enforcement and realisation of security), provided that such consultation process shall not impose upon any such party (the “first party”) any obligation to accede to any requests made by any other such party in respect of the exercising of any of the rights of the first party nor shall the rights of the first party be fettered in any respect other than as expressly provided in this Deed.

5.7	Refinancing

If there is a refinancing of the entire Senior Debt, the Hedge Counterparties agree that they will release the Senior Security Documents provided that there is granted replacement security acceptable to each of them in their absolute discretion of at least an equivalent nature, value and ranking to the security granted under the Senior Security Documents.

6	Representations and Warranties

6.1	The Obligors represent and warrant to the Secured Creditors that the Subordinated Shareholder Creditors comprise all of the persons to whom the Obligors owe any Subordinated Shareholder Debt and the Subordinated Shareholder Creditors represent and warrant to the Secured Creditors that the Obligors comprise all of the persons from whom the Subordinated Shareholder Creditors are owed any Subordinated Shareholder Debt.

6.2	Each of the Subordinated Shareholder Creditors party hereto severally represents and warrants to the Senior Creditors in respect of itself only in the terms of clauses 18.1.1 to 18.1.4 (inclusive), 18.1.7 and 18.2.3 of the Senior Facilities Agreement as if all references in such clauses to an “Obligor” or “member of the Group” were to such Subordinated Shareholder Creditor and all references in such clauses to a “Finance Document” were to this Deed.

6.3	The Ultimate Parent represents and warrants to the Senior Creditors that:

6.3.1	it does not have any direct or indirect interest in the share capital of any body corporate other than as set out in the group structure chart delivered to the Senior Agent pursuant to Schedule 2 of the Senior Facilities Agreement; and

6.3.2	the copies of the Transaction Documents and the amendments thereto delivered to the Facility Agent pursuant to Schedule 2 of the Senior Facilities Agreement are true, complete and accurate in all respects and have not been amended, varied or supplemented in any way; no other agreements or arrangements exist between any of the parties to the Transaction Documents which would materially affect the transactions or arrangements contemplated by Transaction Documents, the Finance Documents and/or the forecasts, projections and/or estimates contained or referred to in the Agreed Business Plan.

6.4	The representations and warranties in clauses 6.1 and 6.2 shall be deemed to be repeated by the Subordinated Shareholder Creditors, the Obligors and the Ultimate Parent (as applicable) on each day on which any representations and warranties contained in the Senior Facilities Agreement are deemed to be repeated pursuant to clause 18.3 thereof.

7	Permitted Payments

7.1	Senior Debt/Hedging Liabilities

Subject to clause 5.1 (Undertakings relating to Hedging Liabilities), all repayments and prepayments of principal, payments of interest and all other amounts (including fees and taxes) in respect of the Senior Debt and the Hedging Liabilities may be made and received freely at all times in accordance with the provisions of the Senior Finance Documents and the Hedge Agreements.

7.2	Permitted HY Subordinated Debt and FRN Subordinated Debt Payments

7.2.1	Subject to clause 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date) and clause 8 (Turnover) until (and including) the Senior Discharge Date, the HY Guarantors or (as the case may be) the FRN Guarantors may pay and the HY Creditors or (as the case may be) the FRN Creditors may receive and retain payments on any HY Subordinated Debt (the “Permitted HY Subordinated Debt Payments”) or (as the case may be) FRN Subordinated Debt (the “Permitted FRN Subordinated Debt Payments”) then due and owing (which HY Subordinated Debt or (as the case may be) FRN Subordinated Debt shall only be due or owing to the extent that the HY Creditors acting together in accordance with clause 14.1.2, or (as the case may be) the FRN Creditors acting together in accordance with clause 14.1.2 are entitled, in each case, to demand payment in accordance with clause 14.1.2).

7.2.2	Each Party hereto acknowledges that the HY Subordinated Debt or (as the case may be) FRN Subordinated Debt will not fall due (and no amount will become due and payable) until the events set out in clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) occur and, subject to the provisions of clause 14.1.6, the HY Creditors or (as the case may be) FRN Creditors demand payment in accordance with clause 14.1.2.

7.2.3	After the Senior Discharge Date any payments on the HY Subordinated Debt may be made and received freely in accordance with the terms of the HY Finance Documents.

7.2.4	After the Senior Discharge Date any payments on the FRN Subordinated Debt may be made and received freely in accordance with the terms of the FRN Finance Documents.

7.3	Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments

7.3.1	Subject to clause 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date) and clause 8 (Turnover) until (and including) the Senior Discharge Date, the Company may pay and the Issuer may receive and retain cash payments in respect of any interest on the HY Funding Loan Debt (the “Permitted HY Funding Loan Debt Payments”) then due and owing provided that such interest payment is made for the sole purpose of enabling the Issuer to make a payment of interest in respect of the HY Notes which payment falls due within 5 Business Days of the date of payment of the interest to the Issuer.

7.3.2	Subject to clause 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date) and clause 8 (Turnover) until (and including) the Senior Discharge Date, the Company may pay and the Issuer may receive and retain any cash payments, including (without limitation) dividends, loans or in respect of any interest on the FRN Funding Loan Debt (“Permitted FRN Funding Loan Debt Payments”) provided that such payment is made solely for the purpose of enabling the Issuer to make a payment of interest in respect of the FRN Bridge Facility or the FRN Notes (as applicable) and provided further that such payment is not made earlier than 5 Business Days prior to the due date of a corresponding payment under the FRN Bridge Facility Agreement or the FRN Indenture (as applicable).

7.3.3	After the Senior Discharge Date any payments on the HY Funding Loan Debt may be made and received freely in accordance with the terms of the HY Finance Documents.

7.3.4	After the Senior Discharge Date any payments on the FRN Funding Loan Debt may be made and received freely in accordance with the terms of the FRN Finance Documents.

7.4	Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date

7.4.1	Until (and including) the Senior Discharge Date, no Permitted HY Subordinated Debt Payment (other than the HY Note Trustee Amounts), Permitted HY Funding Loan Debt Payment, Permitted FRN Subordinated Debt Payment (other than the FRN Trustee Amounts) or Permitted FRN Payment, may be made without the prior written consent of the Majority Lenders if:

(a)	any of the Senior Debt and/or Hedging Liabilities due on or prior to such date is unpaid on the date on which such payment would otherwise be made (after giving effect to any grace period contained in the relevant Senior Finance Document, as amended from time to time) and such default is continuing uncured or unwaived; or

(b)	following the occurrence and continuance of a Senior Default (other than of the type specified in paragraph (a) above) in respect of any Senior Debt, the Senior Agent serves a written notice (a “Block Notice”) on the HY Note Trustee and the FRN Trustee specifying such Senior Default and referring to this clause, until the earliest date on which one of the following applies:

(i)	179 days have elapsed since the service of such Block Notice, or if earlier, where a Standstill Period (as defined in clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action)) is in effect at any time during that 179 day period, the date on which that Standstill Period expires; or

(ii)	the relevant Senior Default has been cured or waived by the Majority Lenders in writing or has ceased to exist; or

(iii)	the Senior Agent by notice in writing to the Issuer and the HY Note Trustee and the FRN Trustee cancels the Block Notice; or

(iv)	the Senior Discharge Date occurs.

7.4.2	Unless otherwise agreed by the HY Note Trustee and the FRN Trustee, (a) a Block Notice may not be issued less than three hundred and sixty (360) days after the service of the immediately prior Block Notice and (b) the Senior Agent shall only serve a Block Notice on the HY Note Trustee and the FRN Trustee on or before the date falling 75 days after the date upon which the Senior Agent receives actual written notice of the relevant Senior Default.

7.4.3	The Senior Agent may only serve one Block Notice with respect to the same event or circumstance. This shall not affect the right of the Senior Agent to issue a Block Notice in respect of any other event or circumstance.

7.4.4	For the avoidance of doubt, this clause 7.4 acts as a suspension of payment and not as a waiver of the right to receive payment when the suspension period has lapsed.

7.5	Shareholder Subordinated Debt

Subject to clause 8 (Turnover) until (and including) the Senior Discharge Date, so long as no Default (as defined in the Senior Facilities Agreement) is continuing or would result from any such payment or receipt, the Obligors may pay and the Subordinated Shareholder Creditors may receive and retain Permitted Payments (other than in relation to Permitted Funding Loan Debt and Permitted FRN Payments which are subject to the separate provisions of clause 7.3 (Permitted Funding Loan Debt Payments and FRN Funding Payments)).

7.6	Suspension of Permitted Payments after the Senior Discharge Date

Commencing after the Senior Discharge Date until and including the HY Discharge Date, the Obligors may pay and the Subordinated Shareholder Creditors may receive and retain Permitted Payments in respect of the Subordinated Shareholder Debt in accordance with the terms of the HY Indenture and until and including the FRN Discharge Date, the Obligors may pay and the Subordinated Shareholder Creditors may receive and retain Permitted Payments in respect of Subordinated Shareholder Debt in accordance with the terms of the FRN Finance Documents.

8	Turnover

8.1	If, at any time up to (and including) the Senior Discharge Date, any Hedge Counterparty or HY Creditor or FRN Creditor or Subordinated Shareholder Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any of:

8.1.1	(in the case of a Hedge Counterparty) the Hedging Liabilities which are prohibited by clause 5.1 (Undertakings relating to Hedging Liabilities); or

8.1.2	(in the case of any HY Creditor) HY Subordinated Debt from the HY Guarantors or (in the case of any FRN Creditor) FRN Subordinated Debt from the FRN Guarantors otherwise than to the extent permitted by clause 7.2 (Permitted HY Subordinated Debt and FRN Subordinated Debt Payments); or

8.1.3	(in the case of any HY Creditor or FRN Creditor) proceeds pursuant to any Enforcement Action (other than Enforcement Action against the Issuer to the extent such Enforcement Action is not Enforcement Action falling within paragraph (a)(iii) or (iv) of the definition of Enforcement Action);

8.1.4	(in the case of the Issuer or the HY Creditors as potential holders of the HY Funding Loan Debt) HY Funding Loan Debt otherwise than to the extent permitted by clause 7.3 (Permitted FRN Funding Loan Debt Payments and FRN Funding Payments);

8.1.5	(in the case of the Issuer or the FRN Creditors as potential holders of the FRN Funding Loan Debt), FRN Funding Loan Debt otherwise than to the extent permitted by clause 7.3 (Permitted HY Funding Loan Debt Payments and Permitted FRN Debt Payments); or

8.1.6	(in the case of any Subordinated Shareholder Creditor) Subordinated Shareholder Debt (excluding HY Funding Loan Debt and FRN Funding Loan Debt) otherwise than to the extent permitted by clause 7.5 (Shareholder Subordinated Debt),

(each such payment or distribution being a “turnover receipt”) the receiving or recovering Hedge Counterparty, HY Creditor, FRN Creditor or Subordinated Shareholder Creditor (as the

case may be) will (except for any HY Noteholders or FRN Noteholders) promptly notify the Security Trustee and, in each case will, pending payment to the Security Trustee hold the relevant turnover receipt on trust (or, in jurisdictions not recognising trusts as fiduciary agent) in a segregated account (other than in the case of a HY Noteholder or a FRN Noteholder) for the Senior Finance Parties (in the case of clause 8.1.1) or the Senior Creditors (in the case of clauses 8.1.2, 8.1.3, 8.1.4 and 8.1.5) or the Secured Creditors (in the case of clause 8.1.6) and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.2	If, at any time up to (and including) the Senior Discharge Date, any HY Creditor or FRN Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any HY Debt or FRN Debt from the Issuer which payment is made as a result of the Issuer in turn receiving or recovering that amount from a HY Guarantor or a FRN Guarantor in contravention of clauses 7.2 (Permitted HY Subordinated Debt and FRN Subordinated Debt Payments) and 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted HY Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date) (each such payment or distribution being a “turnover receipt”) the receiving or recovering HY Creditor (including the HY Note Trustee) or FRN Creditor (including the FRN Trustee) will, provided that the HY Note Trustee or FRN Trustee at the time it makes such payment had actual knowledge (in accordance with clause 9.1 (Trustee Provisions)) of the circumstances set out in clause 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date) (as a consequence of which the Issuer had made such prior payment in contravention of clause 7.4 (Suspension of Permitted HY Subordinated Debt Payments and Permitted Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date)), pending payment to the Security Trustee hold the relevant turnover receipt on trust (or, in jurisdictions not recognising trusts as fiduciary agent) in a segregated account (other than in the case of an HY Noteholder or an FRN Noteholder) for the Senior Finance Parties and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.3	If, at any time after the Senior Discharge Date and up to (and including) the last to occur of the HY Discharge Date and the FRN Discharge Date, any Subordinated Shareholder Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any Subordinated Shareholder Debt otherwise than to the extent permitted by clause 7 (Permitted Payments) (each such payment or distribution being a “turnover receipt”) the receiving or recovering or Subordinated Shareholder Creditor will promptly notify the Security Trustee and will, pending payment to the Security Trustee, hold the relevant turnover receipt on trust (or in jurisdictions not recognising trusts, as fiduciary agent) in a segregated account for the Security Trustee and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.4	Nothing in this clause 8 or any other provision of this Deed is intended to or shall create a charge or other Encumbrance.

9	HY Note and FRN Trustee Provisions

9.1

It is expressly understood and agreed by the parties that this Deed is executed and delivered by each of the HY Note Trustee and the FRN Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the HY Finance Documents or (as applicable) the FRN Finance Documents and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose on it any obligation to pay any amount out of its personal assets. Its obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and, on the date on which it acquires such actual knowledge, has not distributed to the HY Noteholders, the FRN Bridge Lenders or the FRN Noteholders (as applicable) in accordance with the HY Indenture or (as applicable) the FRN Finance Documents any such amount.

For the purposes of this clause 9:

(a)	the HY Note Trustee or the FRN Trustee (as applicable) shall be treated as having “actual knowledge” for the purpose of clause 8 (Turnover) if (i) a Block Notice is delivered to a Responsible Officer of the HY Note Trustee or the FRN Trustee (as applicable) in accordance with clause 26 (Notices) prior to the entering into of an irrevocable payment instruction to pay the HY Noteholders, the FRN Bridge Lenders or the FRN Noteholders (as applicable), (ii) a payment of principal is made on the HY Notes or (as applicable) the FRN Bridge Facility or, as the case may be, FRN Notes, (iii) a payment of interest is made on the HY Notes, the FRN Bridge Facility or the FRN Notes (as applicable) either after the service of a Block Notice or on a date which is not a scheduled repayment date, (iv) a notice (including, without limitation, a notice relating to clause 7.4.1(a)) is delivered to a Responsible Officer of the HY Note Trustee or the FRN Trustee (as applicable) in accordance with clause 26 (Notices) and either the HY Note Trustee or the FRN Trustee (as applicable) has confirmed receipt of such notice to the sender of the notice or, if earlier, a period of twenty four hours has elapsed since the time the notice was delivered or (v) proceeds are received pursuant to any Enforcement Action that has been commenced by any HY Creditor or any FRN Creditor, as applicable, (other than an Enforcement Action against the Issuer to the extent such Enforcement Action is not Enforcement Action falling within paragraphs (a)(iii) or (iv) of the definition of Enforcement Action). For the avoidance of doubt, in the event a notice referred to in (i) and (iv) above is delivered prior to the notice of change of particulars in accordance with clause 26 (Notices) being received by the relevant intended recipient, any such notice referred to in (i) or (iv) above shall be deemed to have been delivered in accordance with clause 26 (Notices).

(b)	“Responsible Officer” means any officer within the corporate trust and agency department of any HY Note Trustee or any FRN Trustee (as applicable), including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the HY Note Trustee or the FRN Trustee (as applicable) who customarily performs functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Deed and the HY Indenture, the FRN Bridge Facility Agreement or the FRN Indenture (as applicable) provided that (i) as at the effective date of the Intercreditor Deed Supplemental Deed, the particulars of the relevant Responsible Officer shall be as specified in accordance with clause 26.2.1 and (ii) from time to time as notified in accordance with clause 26.2.

9.2	It is further understood by the parties that in no case shall the HY Note Trustee or the FRN Trustee be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the HY Note Trustee or the FRN Trustee (as applicable) in good faith in accordance with this Deed or any of the HY Finance Documents or any of the FRN Finance Documents (as applicable) in a manner that the HY Note Trustee or the FRN Trustee (as applicable) believed to be within the scope of the authority conferred on it by this Deed or any of the HY Finance Documents or any of the FRN Finance Documents (as applicable) or by law or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other party, all such liability, if any, being expressly waived by the parties and any person claiming by, through or under such party; provided however, that the HY Note Trustee (or any successor HY Note Trustee) or the FRN Trustee (or any successor FRN Trustee) shall be personally liable under this Deed for its own gross negligence or wilful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent expressly covenanted or made in its individual capacity. It is also acknowledged that the HY Note Trustee and the FRN Trustee shall not have any responsibility for the actions of any individual HY Creditor or FRN Creditor (as applicable) (save in respect of its own actions).

9.3	Each of the HY Note Trustee and the FRN Trustee shall not have any obligations to take any action under this Deed unless it is indemnified by the other HY Creditors or the other FRN Creditors (as applicable) to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion incur.

9.4	The HY Note Trustee and the FRN Trustee shall not be deemed to owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which any other Creditor shall be entitled by virtue of this Deed or otherwise. With respect to the HY Creditors, the HY Note Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the HY Finance Documents pursuant to which it acts as trustee and this Deed and no implied agreement covenants or obligations with respect to the other Creditors shall be read into this Deed against the HY Note Trustee. With respect to the FRN Creditors, the FRN Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the FRN Finance Documents pursuant to which it acts as agent or trustee and this Deed and no implied agreement, covenants or obligations with respect to the other Creditors shall be read into this Deed against the FRN Trustee.

9.5	The HY Note Trustee and the FRN Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by the Senior Agent or the Security Trustee pursuant to the terms of this Deed without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by the Senior Agent or the Security Trustee properly acting as directed by the Majority Lenders.

9.6	This clause 9 is intended to afford protection to the HY Note Trustee and the FRN Trustee only. No provision of this clause 9 shall alter or change the rights and obligations as between the other parties to this Deed in respect of each other.

9.7	These provisions which protect the HY Note Trustee and the FRN Trustee are to survive the termination of this Deed.

10	Subordination on Insolvency

10.1	Insolvency

Each of the following is an “Insolvency Event” if it occurs in respect of an HY Guarantor or an FRN Guarantor (an “Insolvent Obligor” (other than the Issuer)) or its assets or its revenues:

10.1.1	enters into a moratorium or a composition, assignment or similar arrangement with any of its creditors;

10.1.2	any resolution is passed for its winding-up, administration, examinership or dissolution;

10.1.3	an order for its winding-up, administration, examinership or dissolution is made;

10.1.4	any marshalling of assets and liabilities;

10.1.5	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it or any of its assets; or

10.1.6	any other analogous step or procedure is taken in any jurisdiction.

10.2	Subordination

If any Insolvency Event occurs in relation to any Insolvent Obligor:

10.2.1	the claims against that Insolvent Obligor (unless otherwise required by the Senior Agent until (and including) the Senior Discharge Date) in respect of the HY Subordinated Debt and the FRN Subordinated Debt will be subordinate in right of payment to the claims against the relevant Insolvent Obligor in respect of the Senior Debt and the Hedging Liabilities; and

10.2.2	the claims against that Insolvent Obligor (unless otherwise required by (A) the Senior Agent (until (and including) the Senior Discharge Date) and (B) the HY Note Trustee (until (and including) the HY Discharge Date) and (C) the FRN Trustee (until (and including) the FRN Discharge Date)) in respect of the Subordinated Shareholder Debt will be subordinate in right of payment to the claims against the relevant Insolvent Obligor in respect of the HY Subordinated Debt, the FRN Subordinated Debt, the Senior Debt and the Hedging Liabilities.

10.3	Filing of Claims

10.3.1	If an Insolvency Event occurs, the Security Trustee may, and is irrevocably authorised, (i) until (and including) the Senior Discharge Date on behalf of the Senior Creditors, the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors, (ii) after the Senior Discharge Date until (and including) the later of the HY Discharge Date and the FRN Discharge Date, on behalf of the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors and (iii) after the HY Discharge Date and the FRN Discharge Date on behalf of the Subordinated Shareholder Creditors, to:

(a)	demand, claim, enforce and prove for, the Debt (other than the HY Issuer Debt or the FRN Issuer Debt) owed by the Insolvent Obligor;

(b)	file claims and proofs, give receipts and take all such proceedings and do all such things as the Security Trustee reasonably considers to be necessary or desirable to recover, as the case may be, any Debt (other than the HY Issuer Debt or the FRN Issuer Debt); and

(c)	receive all distributions of any kind whatsoever in respect of, or on account of, as the case may be, the Debt (other than HY Issuer Debt or the FRN Issuer Debt) for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee).

10.3.2	If and to the extent that the Security Trustee is not entitled to do anything mentioned in clause 10.3.1 above, the Senior Creditors, the HY Creditors, the FRN Creditors and Subordinated Shareholder Creditors (as the case may be) must do so promptly as and when requested by the Security Trustee from time to time (the Security Trustee to act reasonably in its requests to the HY Creditors and the FRN Creditors). The Senior Creditors, the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors may not otherwise take any of the actions referred to in clause 10.3.1.

10.4	Distributions

10.4.1	If any Insolvency Event occurs then until (and including) the Senior Discharge Date:

(a)	each HY Creditor, each FRN Creditor and Subordinated Shareholder Creditor will, upon demand by the Security Trustee, pay an amount equal to the amount of all payments and distributions in cash or in kind received or receivable by it in consequence of such circumstances from an Insolvent Obligor in respect of the HY Subordinated Debt or the FRN Subordinated Debt or Subordinated Shareholder Debt (as the case may be) to the Security Trustee for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee);

(b)	to the extent permitted by applicable law, the trustee in bankruptcy, liquidator, examiner, assignee or other person distributing the assets of an Insolvent Obligor or their proceeds shall be directed by the relevant Creditor to pay all payments and distributions on the HY Subordinated Debt, the FRN Subordinated Debt and the Subordinated Shareholder Debt (as the case may be) direct to the Security Trustee; and

(c)	the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors (as the case may be) must give any notice and do anything which the Security Trustee may reasonably require to give effect to this clause 10.4.

10.4.2	After the Senior Discharge Date, if any Insolvency Event occurs, then after the Senior Discharge Date but prior to and including the last to occur of the HY Discharge Date and the FRN Discharge Date:

(a)	each Subordinated Shareholder Creditor will upon demand by the Security Trustee, pay an amount equal to the amount of all payments and distributions in cash or in kind received or receivable by it from an Insolvent Obligor in respect of the Subordinated Shareholder Debt to the Security Trustee for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee);

(b)	to the extent permitted by applicable law, the trustee in bankruptcy, liquidator, examiner, assignee or other person distributing the assets of an Insolvent Obligor or their proceeds shall be directed by the relevant Creditor to pay all payments and distributions on the Subordinated Shareholder Debt direct to the Security Trustee; and

(c)	the Subordinated Shareholder Creditors must give any notice and do anything which the Security Trustee may reasonably require to give effect to this clause 10.4.

10.5	Voting

10.5.1	Following the occurrence of an Insolvency Event, until (and including) the Senior Discharge Date:

(a)	the Security Trustee for the benefit of the Senior Creditors may, and is hereby irrevocably authorised on behalf of each of the Senior Creditors (other than in respect of convening meetings of the Senior Finance Parties under the Senior Facilities Agreement), Subordinated Shareholders Creditors, HY Creditors (other than in respect of convening meetings of HY Creditors under the HY Indenture) and the FRN Creditors (other than in respect of convening meetings of FRN Creditors under the FRN Indenture) to, exercise all powers of convening meetings, voting and representation in respect of the Subordinated Shareholder Debt or (as the case may be) the HY Subordinated Debt or (as the case may be) the FRN Subordinated Debt; and

(b)	the Subordinated Shareholder Creditors, the HY Creditors and the FRN Creditors shall promptly execute and/or deliver to the Security Trustee such forms of proxy and representation as it may require to facilitate any such action.

10.5.2	If and to the extent that the Security Trustee does not exercise a power under clause 10.5.1, each of the Subordinated Shareholder Creditors, the HY Creditors and the FRN Creditors shall be entitled to exercise that power and agrees that it shall exercise that power to the extent the Security Trustee (acting on the instructions of the Majority Lenders) directs and in accordance with such direction.

10.5.3	Nothing in this clause 10.5 entitles the Security Trustee to exercise or require any Subordinated Shareholder Creditor, HY Creditor or FRN Creditor to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any Subordinated Shareholder Debt or HY Subordinated Debt or FRN Subordinated Debt.

10.5.4	This clause 10.5 shall apply mutatis mutandis for the benefit of the HY Creditors and the FRN Creditors from the Senior Discharge Date in respect of the Subordinated Shareholder Debt only.

11	HY Guarantee and HY Security Documents

11.1	Each HY Security Document and each HY Guarantee (as applicable) shall contain provisions which incorporate or otherwise give legal effect to the provisions of clause 4.2 (Changes to HY Finance Documents), 7.2 (Permitted HY Subordinated Debt and FRN Subordinated Debt Payments), 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date), 8 (Turnover), 10 (Subordination) and 13.1 (Ranking of Debt).

11.2	Each HY Security Document and each HY Guarantee (as applicable) shall contain provisions which incorporate by reference or otherwise give legal effect to the provisions relating to the release of guarantees and security set out in clause 15 (Enforcement of Security).

12	FRN Guarantee and FRN Security Documents

12.1	Each FRN Security Document and each FRN Guarantee (as applicable) shall contain provisions which incorporate or otherwise give legal effect to the provisions of clause 4.3 (Changes to FRN Finance Documents), 7.2 (Permitted HY Subordinated Debt and FRN Subordinated Debt Payments), 7.4 (Suspension of Permitted HY Subordinated Debt and FRN Subordinated Debt Payments and Permitted Funding Loan Debt and FRN Funding Loan Debt Payments until the Senior Discharge Date), 8 (Turnover), 10 (Subordination) and 13.1 (Ranking of Debt).

12.2	Each FRN Security Document and each FRN Guarantee (as applicable) shall contain provisions which incorporate by reference or otherwise give legal effect to the provisions relating to the release of guarantees and security set out in clause 15 (Enforcement of Security).

13	Priority of Security

13.1	Ranking of Debt

13.1.1	All existing and future Encumbrances conferred by the Security Documents (excluding the Hungarian Security Deposit Deeds):

(a)	in connection with the Senior Debt and the Hedging Liabilities will rank in all respects prior to existing and future Encumbrances conferred by those of any other Security Documents on the HY Note Trustee in connection with the HY Debt and the FRN Trustee in connection with the FRN Debt regardless of order of registration, recording, notice, execution or otherwise; and

(b)	secure all the Senior Debt and the Hedging Liabilities in priority to the HY Debt and the FRN Debt regardless of the date up on which the Senior Debt and/or the Hedging Liabilities arise, regardless of whether a Senior Creditor is obliged to advance moneys included in Senior Debt and/or the Hedging Liabilities and regardless of any fluctuations in the amount of Senior Debt and/or the Hedging Liabilities outstanding or any intermediate discharge of the Senior Debt and/or the Hedging Liabilities in whole or in part.

13.1.2	All existing and future Encumbrances conferred by the Hungarian Security Deposit Deeds will secure all the Senior Debt and the Hedging Liabilities in priority to the HY Debt and the FRN Debt regardless of the date up on which the Senior Debt and/or the Hedging Liabilities arise, regardless of whether a Senior Creditor is obliged to advance moneys included in Senior Debt and/or the Hedging Liabilities and regardless of any fluctuations in the amount of Senior Debt and/or the Hedging Liabilities outstanding or any intermediate discharge of the Senior Debt and/or the Hedging Liabilities in whole or in part.

13.1.3

All existing and future Encumbrances conferred by the Security Documents on the Senior Creditors will, to the extent that they secure Senior Debt and Hedging Liabilities, secure all the Senior Debt and Hedging Liabilities, pari passu between the Senior Creditors regardless of any fluctuations in the amount outstanding of Senior Debt and Hedging Liabilities or any intermediate discharge in whole or part or the date upon which the Senior Debt and Hedging Liabilities arise and regardless of whether a Senior Creditor is obliged to advance monies included in Senior Debt and/or Hedging Liabilities.

13.1.4	Until (and including) the Senior Discharge Date, the HY Creditors and the FRN Creditors shall not take any additional Encumbrances over the Issuer or any member of the Group for the HY Debt or (as the case may be) FRN Debt other than those existing or permitted pursuant to the HY Finance Documents and the FRN Finance Documents. The HY Security Documents (other than the Hungarian Security Deposit Deeds) and the FRN Security Documents (other than the Hungarian Security Deposit Deeds) shall at all times be second ranking in priority to the Senior Security Documents. The HY Security Documents and the FRN Security Documents rank pari passu with each other.

13.1.5	The Ultimate Parent and the Issuer undertake that the Subordinated Shareholder Debt is and will remain unsecured.

13.2	Registration and Notice

The Senior Agent, Security Trustee, HY Note Trustee and FRN Trustee will, at the Issuer’s expense, co-operate with a view to reflecting the priority of the security conferred by the Security Documents in any register or with any filing or registration authority and in giving notice to insurers and debtors liable for receivables covered by the security conferred by the Security Documents and other persons.

14	Enforcement Action

14.1	Restrictions on HY Creditor and FRN Creditor Enforcement Action

14.1.1	Subject to clauses 14.1.2 and 14.1.3 below, until (and including) the Senior Discharge Date (without prejudice to clause 10 (Subordination on Insolvency)), no HY Creditor and no FRN Creditor may, without the prior written consent of the Majority Lenders, take any Enforcement Action in relation to the HY Subordinated Debt, the FRN Subordinated Debt, the security conferred by the HY Security Documents (securing both the HY Issuer Debt and the HY Subordinated Debt), the security conferred by the FRN Security Documents (securing both the FRN Issuer Debt and the FRN Subordinated Debt) or, as holder of the HY Funding Loan, in relation to the HY Funding Loan Debt or the HY Funding Loan Agreement or, as holder of the FRN Funding Loan, in relation to the FRN Funding Loan Debt or the FRN Funding Loan Agreement.

14.1.2	If any of the events described in paragraphs (a), (b), (c) or (d) below occur:

(a)	each of the following has occurred:

(i)	an HY Default or an FRN Default has occurred and is continuing (otherwise than solely pursuant to any cross default provisions by reason of a Senior Default);

(ii)	the HY Note Trustee or the FRN Trustee (as applicable) has notified the Senior Agent in writing of that HY Default or FRN Default;

(iii)	a period of not less than 179 days has passed from the date of receipt by the Senior Agent of that notice (the “Standstill Period”); and

(iv)	at the end of the Standstill Period, that HY Default or FRN Default is continuing and has not been cured or waived;

(b)

an order is made for the winding-up, dissolution, examinership or administration of an HY Guarantor, an FRN Guarantor or a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed to the relevant HY Guarantor or (as the case may be) the relevant FRN Guarantor provided that such order is not the result of actions by the HY Creditors or (as the case may be) FRN Creditors and provided such action may only be taken against the entity in respect of which such order or appointment is made;

(c)	any Indebtedness outstanding under the Senior Facilities Agreement has been declared prematurely to be due and payable or payable on demand (and demand has been made) by reason of the occurrence of a Senior Default except that in these circumstances the HY Note Trustee or the FRN Trustee may only exercise the rights set out in paragraph (a)(i) of the definition of Enforcement Action; or

(d)	any enforcement of, or an instruction to enforce (by the Majority Lenders) (the “Security Enforcement Action”) any Encumbrance granted pursuant to the Senior Security Documents (including, for the avoidance of doubt, a sale or disposal of any asset as a result of such Security Enforcement Action of any Encumbrance granted pursuant to the Senior Security Documents) is given provided that, the HY Creditors or the FRN Creditors may only exercise such rights with respect to the asset (including, for the avoidance of doubt, shares) in respect of which the Security Trustee (upon the instructions of the Majority Lenders) is taking such Security Enforcement Action, then (i) the holders of more than 50 per cent. in principal of the total amount of the outstanding HY Notes acting together may, or (ii) prior to the FRN Bridge Refinancing Date, the lenders of more than 50 per cent. in principal of the total amount of the outstanding FRN Debt under the FRN Bridge Facility acting together or (iii) with effect from the FRN Bridge Refinancing Date, the holders of more than 50 per cent. in principal of the total amount of the outstanding FRN Notes acting together may, in each case, subject to clause 14.1.4, (a) direct the HY Note Trustee or the FRN Trustee (as applicable) to take Enforcement Action in respect of (i) the HY Subordinated Debt and the HY Guarantees (including, without limitation, making a demand payment under the HY Guarantee) in an amount not exceeding the amount due and unpaid under the HY Notes or (ii) the FRN Subordinated Debt and the FRN Guarantees (including, without limitation, making a demand payment under the FRN Guarantee) in an amount not exceeding the amount due and unpaid under the FRN Notes, and/or (b), subject to clauses 15.2, 15.3 and 15.4 (Enforcement of Security), direct the Security Trustee to take Enforcement Action (other than the Enforcement Action set out in paragraph (a)(iii) of the definition of Enforcement Action) including, without limitation, exercising its rights under the HY Security Documents in relation to any due but unpaid HY Debt secured by such documents and exercising its rights under the FRN Security Documents in relation to any due but unpaid FRN Debt secured by such documents).

14.1.3	Any amounts received by the Security Trustee and/or any HY Creditor and/or any FRN Creditor as a result of any Enforcement Action permitted to be taken under this clause 14.1 shall be subject to clause 8 (Turnover).

14.1.4	The HY Creditors and the FRN Creditors acknowledge and agree that if the Security Trustee (or any other Senior Finance Party) is taking all reasonable commercial efforts having regard to the circumstances to implement Enforcement Action against an HY Guarantor or in respect of any Encumbrance conferred by an HY Guarantor (or in respect of its shares) or (as the case may be) an FRN Guarantor or in respect of any Encumbrance conferred by a FRN Guarantor (or in respect of its shares), no HY Creditor and no FRN Creditor will take any Enforcement Action which would be reasonably likely to adversely affect such Enforcement Action or the amount of proceeds to be derived therefrom (for the avoidance of doubt the provisions of this clause 14.1.4 shall not prejudice any rights of the HY Creditors or the FRN Creditors under this Deed to take Enforcement Action permitted under clause 14.1.2 against any other Obligor and the exercise of any such rights shall be deemed not to adversely affect such Enforcement Action or such amount of the proceeds).

14.1.5	The HY Note Trustee and the FRN Trustee hereby agree to give notice to the Senior Agent to the extent any Enforcement Action is taken following the occurrence of the events set out in clause 14.1.2 provided that failure to give such notice by the HY Note Trustee or the FRN Trustee shall not limit the HY Creditors’ or FRN Creditors’ rights to take such Enforcement Action.

14.1.6	To the extent that an event described in clause 14.1.2(b) occurs and the insolvency laws of the relevant jurisdiction bars the making of a demand for payment under the HY Guarantees or the FRN Guarantees then, in this circumstance only, without making a demand for payment, either (A) amounts due and unpaid under the HY Notes the subject of the HY Guarantees will automatically become due and payable without the HY Noteholders making a demand for payment or (as applicable) (B) amounts due and unpaid under the FRN Bridge Facility or (as the case may be) FRN Notes the subject of the FRN Guarantees will automatically become due and payable without the FRN Creditors making a demand for payment.

14.2	Restrictions on Subordinated Shareholder Enforcement Action

Until (and including) the Senior Discharge Date and the last to occur of the HY Discharge Date and the FRN Discharge Date, no Subordinated Shareholder Creditor may take any Enforcement Action in relation to Subordinated Shareholder Debt.

15	Enforcement of Security

15.1	Enforcement Instructions for Senior Security Documents other than the Hungarian Security Deposit Deeds

Excluding the Hungarian Security Deposit Deeds where the enforcement instructions set out in clause 15.4 (Enforcement Instruction for Hungarian Security Deposit Deeds) shall apply:

15.1.1	The Security Trustee may refrain from enforcing the security conferred by the Senior Security Documents unless and until instructed by the Majority Lenders.

15.1.2	Subject to such security having become enforceable, the Majority Lenders may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the Senior Security Documents as they see fit.

15.1.3	Any instructions given to the Security Trustee by the Majority Lenders in respect of the Senior Security Documents will override any conflicting instructions given by any other Parties, other than under clauses 15.2.2, 15.2.3, 15.3.2 and 15.3.3. The Security Trustee will be fully protected in complying with the instructions of the Majority Lenders in this respect.

15.1.4	The Security Trustee shall enforce the security conferred by the Senior Security Documents (if then enforceable) in such manner as the Majority Lenders instruct or, in the absence of such instructions, as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors.

15.1.5	No Senior Creditor shall be responsible to any HY Creditor, any FRN Creditor, Subordinated Shareholder Creditor or Obligor for any failure or delay to enforce or maximise the proceeds of any enforcement of the Senior Security Documents (except to the extent arising from such person’s gross negligence or wilful default), and the Senior Creditors may cease any enforcement at any time.

15.2	Enforcement Instructions for HY Security Documents other than the Hungarian Security Deposit Deeds

Excluding the Hungarian Security Deposit Deeds where the enforcement instructions set out in clause 15.4 (Enforcement Instruction for Hungarian Security Deposit Deeds) shall apply and subject at all times to clause 14 (Enforcement Action):

15.2.1	The Security Trustee may refrain from enforcing the security conferred by the HY Security Documents unless and until instructed by:

(a)	until (and including) the Senior Discharge Date, the Majority Lenders or, pursuant to and in accordance with clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and subject to clauses 15.2.2 and 15.2.3, the HY Note Trustee; or

(b)	after the Senior Discharge Date, the HY Note Trustee.

15.2.2	Subject to such security having become enforceable, and subject to clause 15.2.3, until the Senior Discharge Date, the Security Trustee shall act, in relation to the security conferred by the HY Security Documents, in accordance with the instructions of the Majority Lenders (which, subject to clause 15.2.3, shall override any conflicting instructions given by or on behalf of the HY Note Trustee). The Majority Lenders or the HY Note Trustee may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the HY Security Documents (in the case of the HY Note Trustee, solely to the extent permitted by clauses 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and clause 15.2.3).

15.2.3	The HY Note Trustee may instruct the Security Trustee in connection with any Enforcement Action in relation to the security conferred by the HY Security Documents and the Security Trustee shall so act in accordance with the instructions given by or on behalf of the HY Note Trustee provided that:

(a)	the HY Note Trustee is permitted, in accordance with clauses 14.1.2 and 14.1.4, to direct the Security Trustee to take a particular Enforcement Action in relation to the security conferred by the HY Security Documents;

(b)	all proceeds of such Enforcement Action shall be applied in accordance with paragraph 1 of Schedule 3 (Security Trustee); and

(c)	the Senior Finance Parties have not commenced Enforcement Action in relation to the relevant Senior Security Documents or the Senior Finance Parties have taken such Enforcement Action in connection with the relevant Senior Security Document but are not pursuing it diligently or reasonably having regard to the fact, provided that if there is no undue delay in pursuing such Enforcement Action once proceedings have been commenced, the Senior Finance Parties are entitled to maximise the proceeds for their own benefit.

The Security Trustee will be fully protected in complying with the relevant instructions specified in clauses 15.2.2 and 15.2.3.

15.2.4	The Security Trustee shall enforce the security conferred by the HY Security Documents (if then enforceable) in such manner as instructed by the Majority Lenders or (in accordance with this Deed) the HY Note Trustee or, in the absence of instructions as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors and HY Creditors, in that order.

15.2.5	Subject to the provisions of this clause 15 (Enforcement of Security), no Senior Creditor nor HY Creditor shall be responsible to any Subordinated Shareholder Creditor or Obligor for any failure or delay to enforce or maximise the proceeds of any enforcement of the HY Security Documents (except to the extent arising from such person’s gross negligence or wilful default).

15.3	Enforcement Instructions for FRN Security Documents other than the Hungarian Security Deposit Deeds

Excluding the Hungarian Security Deposit Deeds where the enforcement instructions set out in clause 15.4 (Enforcement Instruction for Hungarian Security Deposit Deeds) shall apply and subject at all times to clause 14 (Enforcement Action):

15.3.1	The Security Trustee may refrain from enforcing the security conferred by the FRN Security Documents unless and until instructed by:

(a)	until (and including) the Senior Discharge Date, the Majority Lenders or, pursuant to and in accordance with clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and subject to clauses 15.3.2 and 15.3.3, the FRN Trustee; or

(b)	after the Senior Discharge Date, the FRN Trustee.

15.3.2	Subject to such security having become enforceable, and subject to clause 15.3.3, until the Senior Discharge Date, the Security Trustee shall act, in relation to the security conferred by the FRN Security Documents, in accordance with the instructions of the Majority Lenders (which, subject to clause 15.3.3, shall override any conflicting instructions given by or on behalf of the FRN Trustee). The Majority Lenders or the FRN Trustee may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the FRN Security Documents (in the case of the FRN Trustee, solely to the extent permitted by clauses 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and clause 15.3.3).

15.3.3	The FRN Trustee may instruct the Security Trustee in connection with any Enforcement Action in relation to the security conferred by the FRN Security Documents and the Security Trustee shall so act in accordance with the instructions given by or on behalf of the FRN Trustee provided that:

(a)	the FRN Trustee is permitted, in accordance with clauses 14.1.2 and 14.1.4, to direct the Security Trustee to take a particular Enforcement Action in relation to the security conferred by the FRN Security;

(b)	all proceeds of such Enforcement Action shall be applied in accordance with paragraph 1 of Schedule 3 (Security Trustee); and

(c)	the Senior Finance Parties have not commenced Enforcement Action in relation to the relevant Senior Security Documents or the Senior Finance Parties have taken such Enforcement Action in connection with the relevant Senior Security Document but are not pursuing it diligently or reasonably having regard to the fact, provided that if there is no undue delay in pursuing such Enforcement Action once proceedings have been commenced, the Senior Finance Parties are entitled to maximise the proceeds for their own benefit.

The Security Trustee will be fully protected in complying with the relevant instructions specified in clauses 15.3.2 and 15.3.3.

15.3.4	The Security Trustee shall enforce the security conferred by the FRN Security Documents (if then enforceable) in such manner as instructed by the Majority Lenders or (in accordance with this Deed) the FRN Trustee or, in the absence of instructions as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors and FRN Creditors, in that order.

15.3.5	Subject to the provisions of this clause 15 (Enforcement of Security), no Senior Creditor nor FRN Creditor shall be responsible to any Subordinated Shareholder Creditor or Obligor for any failure or delay to enforce or maximise the proceeds of any enforcement of the FRN Security Documents (except to the extent arising from such person’s gross negligence or wilful default).

15.4	Enforcement Instructions for Hungarian Security Deposit Deeds

Subject to clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) above:

15.4.1	The Security Trustee may refrain from taking Enforcement Action in relation to the Hungarian Security Deposit Deeds unless and until instructed by:

(a)	until (and including) the Senior Discharge Date, the Majority Lenders or, pursuant to and in accordance with clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action), and subject to clauses 15.4.2 and 15.4.3, the HY Note Trustee or the FRN Trustee; or

(b)	after the Senior Discharge Date, the HY Note Trustee or the FRN Trustee.

15.4.2	Subject to such security having become enforceable and subject to clause 15.4.3 below, until the Senior Discharge Date, the Security Trustee shall act, in relation to the Hungarian Security Deposit Deeds, in accordance with the instructions of the Majority Lenders (which shall override any conflicting instructions given by or on behalf of the HY Note Trustee or the FRN Trustee). The Majority Lenders or the HY Note Trustee or the FRN Trustee may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the Hungarian Security Deposit Deeds (in the case of the HY Note Trustee or the FRN Trustee, solely to the extent permitted by clauses 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and clause 15.4.3).

15.4.3	The HY Note Trustee or the FRN Trustee may instruct the Security Trustee in connection with any Enforcement Action in relation to the Hungarian Security Deposit Deeds and the Security Trustee shall so act in accordance with the instructions given by or on behalf of the HY Note Trustee or the FRN Trustee provided that:

(a)	the HY Note Trustee or the FRN Trustee is permitted, in accordance with clauses 14.1.2 and 14.1.4, to direct the Security Trustee to take a particular Enforcement Action in relation to the Hungarian Security Deposit Deeds;

(b)	all proceeds of such Enforcement Action shall be applied in accordance with paragraph 1 of Schedule 3 (Security Trustee); and

(c)	the Senior Finance Parties have not commenced Enforcement Action in relation to the Hungarian Security Deposit Deeds or the Senior Finance Parties have taken such Enforcement Action in connection with the relevant Hungarian Security Deposit Deed but are not pursuing it diligently or reasonably having regard to the fact, provided that there is no undue delay in pursuing such Enforcement Action once proceedings have been commenced, the Senior Finance Parties are entitled to maximise the proceeds for their own benefit.

The Security Trustee will be fully protected in complying with the relevant instructions specified in clauses 15.4.2 and 15.4.3.

15.4.4	The Security Trustee shall enforce the security conferred by the Hungarian Security Deposit Deeds (if then enforceable) in such manner as instructed by the Majority Lenders or (in accordance with this Deed) the HY Note Trustee or the FRN Trustee or, in the absence of such instructions, as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors and then both the HY Creditors and the FRN Creditors, in that order.

15.4.5	Subject to the provisions of this clause 15 (Enforcement of Security), no Senior Creditor nor HY Creditor nor FRN Creditor shall be responsible to any Subordinated Shareholder Creditor or Obligor for any failure to enforce or maximise the proceeds of any enforcement of the Hungarian Security Deposit Deeds (except to the extent arising from such person’s gross negligence or wilful default) and the HY Note Trustee or the FRN Trustee or (as the case may be) the Senior Creditors may cease any enforcement at any time.

15.5	Release of Encumbrances under Certain Senior Security Documents

15.5.1	If:

(a)	in connection with any Enforcement Action of any of the Senior Security Documents (other than the Hungarian Security Deposit Deeds, the Dutch Share Securities, the

Euroweb Romania Share Pledge and the Pledges of Receivables granted by the Issuer), the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of any asset on the instructions or with the consent of the Majority Lenders; or

(b)	an Obligor sells or otherwise disposes of an asset the subject of the Senior Security Documents at the request of the Security Trustee on the instructions or with the consent of the Majority Lenders after a Senior Default has occurred (other than the assets the subject of the Hungarian Security Deposit Deeds, the Dutch Share Securities, the Euroweb Romania Share Pledge and the Pledges of Receivables granted by the Issuer), the Security Trustee may execute on behalf of each Senior Creditor, each FRN Creditor, each Obligor and the Ultimate Parent without the need for any further referral to or authority from such Senior Creditor, such FRN Creditor, Obligor or the Ultimate Parent any release of the security created by such Senior Security Documents and any FRN Security Documents over that asset, provided that the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in paragraph 1 of Schedule 3 (Security Trustee) excluding for this purpose any order of application relevant to the HY Debt or the FRN Debt (other than in relation to any FRN Lender Debt secured by the FRN Bridge Security Documents).

15.5.2	Each Senior Creditor, each FRN Creditor, each Obligor and the Ultimate Parent will promptly execute such releases as the Security Trustee may reasonably require to give effect to clause 15.5.1 above. No such release will affect the obligations and liabilities of any other Obligor or the Ultimate Parent under the Senior Finance Document, the HY Finance Documents and the FRN Finance Documents.

15.6	Release of Encumbrances under Certain other Senior Security Documents

15.6.1	If:

(a)	in connection with any Enforcement Action of any of the Pledges of Receivables granted by the Issuer, the Dutch Share Securities, or the Euroweb Romania Share Pledge the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of any asset on the instructions or with the consent of the Majority Lenders; or

(b)	an Obligor sells or otherwise disposes of an asset the subject of the Pledges of Receivables granted by the Issuer, the Dutch Share Securities, or the Euroweb Romania Share Pledge at the request of the Security Trustee on the instructions or with the consent of the Majority Lenders after a Senior Default has occurred, the Security Trustee may execute on behalf of each Senior Creditor, each HY Creditor, each FRN Creditor and each Obligor without the need for any further referral to or authority from such Senior Creditor, HY Creditor, FRN Creditor or Obligor:

(i)	any release of the security created by the Pledges of Receivables granted by the Issuer or, subject to clause 15.6.2, the Dutch Share Securities, the Euroweb Romania Share Pledge or the Second Ranking Pledge of HY Funding Loan or the Second Ranking Pledge of FRN Funding Loan, over that asset; and

(ii)	if such asset comprises shares in the capital of the Issuer, a release of the Issuer from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor in connection with the Senior Finance Documents by way of contribution or indemnity) in its capacity as a guarantor under the Senior Finance Documents and, subject to clause 15.6.2, a release of any Encumbrance granted by the Issuer over any of its assets under the Pledges of Receivables granted by the Issuer or the Dutch Share Securities,

(iii)	if such asset comprises shares in the capital of Euroweb Romania, a release of Euroweb Romania from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor in connection with the Senior Finance Documents by way of contribution or indemnity) in its capacity as a guarantor under the Senior Finance Documents and, subject to clause 15.6.2, a release of any Encumbrance granted by Euroweb Romania over any of its assets under the Euroweb Romania General Security Agreements, provided that the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in paragraph 1 of Schedule 3 (Security Trustee) and provided further that such sale or disposal is a Qualified Sale.

15.6.2	Nothing in this clause 15.6 (Release of Encumbrances under Certain other Senior Security Documents) shall authorise the Security Trustee (or oblige the HY Creditors or the FRN Creditors) to release the HY Creditors’ or the FRN Creditors’ second ranking security over the shares in the capital of the Issuer or Euroweb Romania.

15.6.3	Each Senior Creditor and the HY Note Trustee (on behalf of all the HY Creditors) and the FRN Trustee (on behalf of all the FRN Creditors) will promptly execute such releases as the Security Trustee may reasonably require to give effect to clause 15.6.1 above. No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Document, the HY Finance Documents and the FRN Finance Documents.

15.7	Release of Encumbrances under the Hungarian Security Deposit Deeds, the HY Security Documents, the FRN Security Documents and release of Debt

15.7.1	If:

(a)	in connection with any Enforcement Action of any of the Hungarian Security Deposit Deeds or any of the other HY Security Documents or any of the other FRN Security Documents, the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of all or substantially all of the shares of an HY Guarantor or (as the case may be) an FRN Guarantor or (as the case may be) assets of an Obligor subject to any Hungarian Security Deposit Deed or any HY Security Document or any FRN Security Document until (and including) the Senior Discharge Date, on the instructions or with the consent of the Majority Lenders or, pursuant to and in accordance with clause 14.1 (Restrictions on HY Creditor and FRN Creditor Enforcement Action) and subject to clauses 15.2.3, 15.3.3 and 15.4.3, on the instructions of the HY Note Trustee or the FRN Trustee and, after the Senior Discharge Date, on the instructions of the HY Note Trustee or the FRN Trustee; or

(b)	an Obligor sells or otherwise disposes of an asset the subject of the Hungarian Security Deposit Deeds or any of the other HY Security Documents or any of the other FRN Security Documents, at the request of the Security Trustee on the instructions or with the consent of the Majority Lenders after a Senior Default has occurred, the Security Trustee may execute on behalf of each Senior Creditor, each Obligor, each HY Creditor and each FRN Creditor without the need for any further referral to or authority from such Senior Creditor, HY Creditor, FRN Creditor or Obligor;

(i)

any release of the security created by (A) in the case of a sale of all or substantially all of the shares of the Company, the Invitel Security Deposit Deeds, the Second Ranking Pledge of Funding Loan and the Second Ranking Pledge of FRN Funding Loan, (B) in the case of a sale of all or substantially all of the shares of any other Obligor (other than the Issuer) the relevant Hungarian Security Deposit Deed or (as the case may be) HY Security Document and FRN Security Document, (C) in the case of a sale of the HY Funding Loan and the FRN Funding Loan, the Second Ranking Pledge of the HY Funding Loan and the Second Ranking Pledge of FRN Funding Loan; and (D) in the case of a sale or disposal under clause 15.7.1(b) above, the relevant Hungarian

Security Deposit Deeds or, as the case may be, the HY Security Document and the FRN Security Document, over that asset; and

(ii)	if such asset comprises shares in the capital of an HY Guarantor (or any Holding Company of it) or an FRN Guarantor (or any Holding Company of it), a release of the HY Guarantor or FRN Guarantor from all present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a guarantor or borrower of the whole or any part of (i) the HY Subordinated Debt, the HY Guarantees and the HY Funding Loan Debt or (as the case may be) (ii) the FRN Subordinated Debt, the FRN Guarantees and the FRN Funding Loan Debt and a release of any Encumbrance granted by such Obligor over any of its assets under any Security Documents, provided that (1) the HY Note Trustee or the FRN Trustee (as applicable) has approved the release or (2) such sale or disposal is a Qualified Sale and the proceeds of such Qualified Sale are concurrently with the completion of such Qualified Sale delivered to the Security Trustee for application in accordance with paragraph 1 of Schedule 3.

15.7.2	Each Senior Creditor, the HY Note Trustee (on behalf of the HY Creditors), the FRN Trustee (on behalf of the FRN Creditors) and, where necessary, each Obligor, will execute promptly such releases as the Security Trustee may reasonably require to give effect to clause 15.7.1 above. No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Document, the HY Finance Documents and the FRN Finance Documents.

15.8	Disposals

Without prejudice to this clause 15, each Finance Party, each Hedging Counterparty, each Subordinated Shareholder Creditor and each Obligor hereby authorises the Security Trustee and, to the extent applicable, the HY Note Trustee or the FRN Trustee to release in any manner whatsoever any Encumbrance and any guarantee (including any HY Guarantee or any FRN Guarantee) upon the sale or disposal of any asset (including shares) otherwise than pursuant to an Enforcement Action provided that:

15.8.1	no Default shall have occurred and be continuing; and

15.8.2	such sale is in compliance with the terms of the Finance Documents.

16	Loss Sharing

16.1	Equalisation Payments

If any Senior Creditor (a “Recovering Creditor”) receives an amount in discharge of the Senior Debt or the Hedging Liabilities (as the case may be) (a “Recovery”) after the date of enforcement of any of the Security Documents other than by reason of a payment from the Security Trustee dealt with by paragraph 1 of Schedule 3 (Security Trustee), then:

16.1.1	such Recovering Creditor will notify the Security Trustee with details of such Recovery within three (3) Business Days of receipt or recovery;

16.1.2	the Security Trustee will determine whether such Recovery is in excess of the amount (the amount of the excess being the “Recovery Excess”) which such Recovering Creditor would have received had such Recovery been effected by the Security Trustee pursuant to the Security Documents and applied as provided in paragraph 1 of Schedule 3 (Security Trustee), and shall notify such Recovering Creditor accordingly (without taking account of any Tax which would be imposed on the Security Trustee in relation to such Recovery);

16.1.3	such Recovering Creditor will, within three Business Days of demand by the Security Trustee pay an amount equal to the Recovery Excess to the Security Trustee, retaining the balance in pro tanto satisfaction of the amount due to it;

16.1.4	the Security Trustee shall treat the Recovery Excess as if it were the proceeds of enforcement of the Security Documents and shall deal with it in accordance with by paragraph 1 of Schedule 3 (Security Trustee) save that, for the avoidance of doubt, the Senior Creditor making the payment shall be treated as having already received its share of the Recovery; and

16.1.5	at the option of the Recovering Creditor (i) the liability of the relevant Obligor and/or Security Provider to such Recovering Creditor shall be increased (or treated as not having been reduced) by an amount equal to the Recovery Excess, or (ii) such Obligor and/or Security Provider shall fully indemnify such Recovering Creditor for the amount of the Recovery Excess.

16.2	Loss Sharing

16.2.1	If for any reason any of the Senior Debt or Hedging Liabilities remains undischarged and any resulting losses are not being borne by the Senior Creditors pro rata to the amount which their respective Commitments bore to the Total Commitments on the date of enforcement of any of the Security Documents (the “Enforcement Date”), the Senior Creditors shall make such payments between themselves as the Security Trustee shall require to ensure that after taking into account such payments such losses are borne by the Senior Creditors pro rata to their Commitments.

16.2.2	For the purpose of this clause 16.2 (Loss sharing) and without duplication, (i) the Total Commitments under the Senior Facilities Agreement will be notionally increased by an aggregate amount equal to the aggregate of the Settlement Amounts, if any, which would be payable to each Hedge Counterparty under the Hedge Agreements on the Enforcement Date, and (ii) each Hedge Counterparty shall be deemed to have a Commitment in the amount equal to the Settlement Amount (being a positive number) payable to it under its Hedge Agreements on the Enforcement Date (and for this purpose “Settlement Amount” shall have the meaning ascribed to it in the Hedge Agreements).

16.3	Exceptions

16.3.1	This clause 16 shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

16.3.2	A Recovering Creditor is not obliged to share with any other Senior Creditor any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Senior Creditors of the legal or arbitration proceedings; and

(b)	that other Senior Creditors had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

17	Consents and Limits

17.1	Override

Any waiver or consent granted by the Majority Lenders in respect of any default or restriction or the like contained in or referred to in any of the Senior Finance Documents or Hedge Agreements shall for all purposes be deemed to have also been given (on the same terms and conditions, mutatis mutandis) by each of the Subordinated Shareholder Creditors in respect of the Subordinated Shareholder Documents.

17.2	Non-Objection

17.2.1	No Party shall have any claim or remedy against any of the Senior Creditors by reason of any agreement or transaction entered into between any of the Senior Creditors and any member of the Group which violates or is or causes a default under any of the provisions of (i) the HY Finance Documents relating to the HY Debt or (ii) the FRN Finance Documents relating to the FRN Debt, or (iii) the Subordinated Shareholder Documents relating to the Subordinated Shareholder Debt provided that such agreement or transaction is not in breach of the terms of this Deed.

17.2.2	No Party shall have any claim or remedy against any of the HY Creditors or any of the FRN Creditors by reason of any agreement or transaction entered into between (i) any of the HY Creditors and any member of the Group or (ii) any of the FRN Creditors and any member of the Group which violates or is or causes a default under any of the provisions of the Subordinated Shareholder Documents relating to the Subordinated Shareholder Debt provided that such agreement or transaction is not in breach of the terms of this Deed.

17.3	Limit on Hedging Liabilities

An obligation or liability under any interest rate swap or currency or interest rate hedging transaction will not constitute Hedging Liabilities if it is owed by any Obligor to a Hedge Counterparty which is not one of the parties specified in Part IV Schedule 1 (Hedge Counterparties) or permitted to accede to this Deed by clause 24.4 (Hedge Counterparty Accession).

18	Information

18.1	Amounts of Debt

Each of the Senior Agent, the Hedge Counterparties, the HY Note Trustee, the FRN Trustee and the Subordinated Shareholder Creditors will on written request by any of the others from time to time notify the others in writing of details of the amount of the outstanding Senior Debt, Hedging Liabilities, HY Debt, FRN Debt and Subordinated Shareholder Debt (including the HY Funding Loan Debt and the FRN Funding Loan Debt) as the case may be, so far as known to it.

18.2	Other Information

Subject to any contractual confidentiality or non-disclosure agreement between any Obligor and any Senior Finance Party or HY Creditor or FRN Creditor, each Obligor authorises each of the Senior Finance Parties, the Hedge Counterparties, the HY Creditors and the FRN Creditors to disclose to each other and to shareholders or other investors in any Obligor all information relating to that Obligor, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Senior Finance Documents, the Hedge Agreements, the HY Finance Documents, the FRN Finance Documents or the Subordinated Shareholder Documents.

18.3	Defaults

18.3.1	Upon the Senior Agent becoming aware of the occurrence of a Senior Default or the HY Note Trustee becoming aware of a default in payment of any amounts due under the HY Note Indenture or the HY Notes (a “HY Note Default”) or the FRN Trustee becoming aware of a default in payment of any amounts due under the FRN Bridge Facility, the FRN Note Indenture or the FRN Notes (a “FRN Note Default”) respectively, the Senior Agent or the HY Note Trustee or the FRN Trustee (as the case may be) will promptly notify the others in writing of the relevant default.

18.3.2	Upon the waiver or remedy of a Senior Default in accordance with the Senior Finance Documents or a HY Note Default in accordance with the HY Finance Documents or a FRN Default in accordance with the FRN Finance Documents, the Senior Agent or the HY Note Trustee or the FRN Trustee (as the case may be) will promptly notify the other in writing of that waiver or remedy.

19	Subrogation

19.1	Subrogation of HY Creditors, FRN Creditors and Senior Creditors

If the Senior Debt or any Hedging Liabilities are wholly or partially paid out of any proceeds received in respect or on account of the HY Subordinated Debt owing to the HY Creditors or the FRN Subordinated Debt owing to the FRN Creditors, those HY Creditors or (as the case may be) FRN Creditors will to that extent be subrogated to the Senior Debt or Hedging Liabilities so paid and to all Encumbrances and guarantees for that Senior Debt or Hedging Liability provided that the HY Creditors or (as the case may be) FRN Creditors may not, without the prior written consent of the Majority Lenders, exercise such subrogation rights until after the Senior Discharge Date.

19.2	No Subrogation of Subordinated Shareholder Creditors

The Subordinated Shareholder Creditors will not under any circumstances be subrogated to any of the rights of the Senior Creditors or the HY Creditors or the FRN Creditors or any Encumbrances or guarantees arising under the Senior Finance Documents, the Hedge Agreements, the HY Finance Documents or the FRN Finance Documents.

20	Protection of Subordination

20.1	Continuing Subordination

The subordination and priority provisions in this Deed constitute a continuing subordination and priority and benefit to the ultimate balance of the Senior Debt, the Hedging Liabilities, the HY Subordinated Debt and the FRN Subordinated Debt respectively regardless of any intermediate payment or discharge of the Senior Debt, the Hedging Liabilities, the HY Subordinated Debt or the FRN Subordinated Debt in whole or in part.

20.2	Waiver of Defences

Save as otherwise agreed by the Majority Lenders, the HY Note Trustee and the FRN Trustee, the subordination and priority provisions in this Deed and the obligations of each HY Creditor or each FRN Creditor, Subordinated Shareholder Creditor and Obligor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or priority provisions or any of those obligations in whole or in part, including without limitation:

20.2.1	any time, indulgence or waiver granted to, or composition with, any Obligor, HY Creditor, Subordinated Shareholder Creditor or any other person or the release of any other Obligor, HY Creditor, FRN Creditor, Subordinated Shareholder Creditor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

20.2.2	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or Subordinated Shareholder Creditor or other person under the Senior Finance Documents or the Hedge Agreements or the HY Finance Documents or the FRN Finance Documents or otherwise or any non presentment or non observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

20.2.3	any variation (however fundamental) or replacement of any Senior Finance Document, Hedge Agreements, HY Finance Document, FRN Finance Document or other document;

20.2.4

any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or Subordinated Shareholder Creditor or HY Creditor or security under the Senior Finance Documents or the Hedge Agreements or the HY Finance Documents or the FRN Finance Documents or any other document or security or the failure by any member of the Group to enter into or be bound by any Senior Finance Document or the Hedge Agreements or any HY Finance Document or any FRN Finance Document; or

20.2.5	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor or Subordinated Shareholder Creditor or HY Creditor or FRN Creditor under any Senior Finance Document or any HY Finance Document or any FRN Finance Document or the Hedge Agreements resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

20.3	Variations

Without limiting the generality of clause 20.2 (Waiver of Defences) (but without prejudice to the other provisions of this Deed), the Senior Creditors and the Hedge Counterparties may, at any time and from time to time, without the consent of the HY Creditors or the FRN Creditors or the Obligors or the Subordinated Shareholder Creditors, without incurring responsibility to the HY Creditors or the FRN Creditors or the Obligors or the Subordinated Shareholder Creditors and without impairing or releasing the provisions of this Deed do any one or more of the following:

20.3.1	change the manner, place, terms or time of payment of, or renew or alter, the Senior Debt and/or Hedging Liabilities or any instrument evidencing the same or any agreement under which the Senior Debt and/or Hedging Liabilities is outstanding;

20.3.2	sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt and/or Hedging Liabilities;

20.3.3	release any person liable in any manner for the collection or payment of Senior Debt and/or Hedging Liabilities; and

20.3.4	exercise or refrain from exercising any rights against any Guarantors of the Senior Debt and/or Hedging Liabilities and any other person.

20.4	Appropriations

20.4.1	Until (and including) the Senior Discharge Date, each Senior Creditor (or any trustee or agent on their behalf) may (subject to any provision of this Deed to the contrary):

(a)	apply any cash or property received under this Deed or from an Obligor or any other person against the Senior Debt and/or Hedging Liabilities owed to it, in such order as it sees fit;

(b)	(if it so decides) apply any cash or property received from an Obligor or from any other person (other than money or property received under the Senior Finance Documents or under this Deed) against any liability other than the Senior Debt and/or Hedging Liabilities owed to it; and

(c)	(unless such cash or property in the aggregate is sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Deed) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the HY Creditors, the FRN Creditors, the Subordinated Shareholder Creditors or the Obligors or on account of the liability of any HY Creditor, any FRN Creditor, any Subordinated Shareholder Creditor or any Obligor (as appropriate) under this Deed.

20.4.2	From the Senior Discharge Date until (and including) the HY Discharge Date (in the case of a HY Creditor) or the FRN Discharge Date (in the case of an FRN Creditor), each HY Creditor and each FRN Creditor (or any trustee or agent on their behalf) may (subject to any provision of this Deed or any applicable HY Finance Documents or (as the case may be) FRN Finance Documents to the contrary):

(a)	apply any cash or property received under this Deed from an HY Guarantor or (as the case may be) an FRN Guarantor or from any other person against the HY Subordinated Debt or (as the case may be) FRN Subordinated Debt owed to it, in such order as it sees fit;

(b)	(if it so decides) apply any cash or property received from an HY Guarantor or (as the case may be) an FRN Guarantor or from any other person (other than money or property received under the HY Finance Documents or (as the case may be) the FRN Finance Documents or under this Deed) against any liability other than the HY Subordinated Debt or (as the case may be) the FRN Subordinated Debt owed to it; and

(c)	(unless and until such cash or property in the aggregate is sufficient to bring about the HY Discharge Date or (as the case may be) the FRN Discharge Date if otherwise applied in accordance with the provisions of this Deed hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the Subordinated Shareholder Creditors or the Obligors or on account of the liability of any Subordinated Shareholder Creditor or Obligor (as appropriate) under this Deed.

20.5	Immediate Recourse

20.5.1	Until (and including) the Senior Discharge Date, each of the HY Creditors, the FRN Creditors and Subordinated Shareholder Creditors waives any right it may have of first requiring any Senior Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

20.5.2	Until (and including) the HY Discharge Date (in the case of HY Creditors) and the FRN Discharge Date (in the case of FRN Creditors), each of the Subordinated Shareholder Creditors waives any right it may have of first requiring any HY Creditor or any FRN Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

21	Preservation of Debt/Marshalling

21.1	Preservation of Debt

In spite of any term of this Deed postponing, subordinating or preventing the payment of any of the Senior Debt, HY Debt, FRN Debt, Hedging Liabilities or Subordinated Shareholder Debt as between the Obligors, the Senior Creditors, the HY Creditors, the FRN Creditors and the Subordinated Shareholder Creditors (as applicable), the Senior Debt, Hedging Liabilities, the HY Debt, the FRN Debt and the Subordinated Shareholder Debt shall remain owing or payable (and interest or default interest shall continue to accrue) in accordance with the terms of the Senior Finance Documents, the HY Finance Documents, the FRN Finance Documents the Hedge Agreements or the Subordinated Shareholder Documents (as the case may be). No delay in exercising rights and remedies under any of the HY Finance Documents, FRN Finance Documents or the Subordinated Shareholder Documents by reason of any term of this Deed postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

21.2	Marshalling

Each of the HY Note Trustee (for and on behalf of each HY Creditor) and the FRN Trustee (for and on behalf of each FRN Creditor) hereby waives any rights that the HY Creditors or the FRN Creditors (as applicable) may have under applicable law to assert the doctrine of marshalling or to otherwise require the Security Trustee to marshal all or any portion of the assets the subject of any Security Documents for the benefit of the HY Creditors or the FRN Creditors (as applicable).

22	Power of Attorney

22.1	Secured Creditor

By way of security for the obligations of each Secured Creditor, each Secured Creditor irrevocably appoints the Security Trustee as its attorney to do anything which the Secured Creditor (a) has authorised the Security Trustee to do under this Deed and (b) is required and legally able to do by this Deed but has failed to do for a period of five (5) Business Days after receiving notice from the Security Trustee requiring it to do so.

22.2	Obligor/Subordinated Shareholder Creditors

By way of security for the performance of its obligations hereunder, each Obligor and each Subordinated Shareholder Creditor hereby irrevocably appoints each of the Security Trustee, any Receiver of the Trust Property or any part of it and their delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which:

22.2.1	such Obligor or (as the case may be) Subordinated Shareholder Creditor is obliged to do under the terms of this Deed but has failed to do so for a period of 5 Business Days after notice from the Security Trustee to do the same; or

22.2.2	following an Event of Default, such Obligor or (as the case may be) Subordinated Shareholder Creditor is obliged to do under the terms of this Deed but has failed to do so for a period of 2 Business Days after notice from the Security Trustee to do the same; or

22.2.3	following an Enforcement Event, such attorney considers necessary or desirable in order to enable the Security Trustee or such attorney to exercise the rights conferred on it by this Deed or by law.

23	Expenses

23.1	Enforcement Costs

Each Obligor and Subordinated Shareholder Creditor shall, within three Business Days of demand, pay to each Senior Finance Party or HY Creditor or FRN Creditor the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor or Subordinated Shareholder Creditor (as the case may be) of such person’s rights against it under this Deed.

23.2	Legal Expenses and Taxes

The costs and expenses referred to above include, without limitation, the properly incurred fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

24	Changes to the Parties

24.1	Successors and Assigns

This Deed is binding on the successors and assigns of the parties hereto.

24.2	Obligors

No Obligor may assign or transfer any of its rights (if any) or obligations under this Deed.

24.3	Additional Obligors

If any member of the Group (an “Additional Obligor”) borrows, guarantees or otherwise becomes liable for any Debt, or otherwise becomes a Hungarian Operating Company, an IPO Subsidiary or a Material Subsidiary, the Issuer will procure that such Additional Obligor becomes a party to this Deed as an Obligor by the execution and delivery to the Security Trustee of a duly completed Deed of Accession.

24.4	Hedge Counterparty Accession

No person entering into any Hedge Agreements with any Obligor will be entitled to share in any of the security constituted by the Senior Security Documents in respect of any of the liabilities or debt arising under such Hedge Agreements or benefit from the undertakings of the Parties to this Deed and thereafter until:

24.4.1	such person is specified in Part III of Schedule 1 (Original Parties); or

24.4.2	such person is (A) a Lender or an affiliate of a Lender or (B) an FRN Bridge Lender or an affiliate of an FRN Bridge Lender and has executed and delivered to the Security Trustee a duly completed Deed of Accession.

Upon delivery of such a Hedge Counterparty Accession Undertaking to the Security Trustee such person will, subject to this clause 24.4, acquire all its rights and assume all its obligations as a Hedge Counterparty under this Deed in relation to any Hedge Agreements to which it is a party that are entered other than in breach of the Senior Finance Documents.

24.4.3	Each party to this Deed agrees and acknowledges that a Hedge Counterparty may assign or transfer all or any of its rights, liabilities or obligations under this Agreement to any person described in clause 24.4.2 above, provided that such assignment or transfer is contemporaneous with and to the same person as an assignment or transfer by the relevant Hedge Counterparty of its corresponding obligations and/or rights in respect of the relevant Hedge Agreements and provided further that any such assignment or transfer shall be conditional upon the relevant assignee having executed a Deed of Accession by which such assignee agrees to be bound by and comply with the Obligations incumbent upon the relevant Hedge Counterparty under this Deed as if it had been a party to the Deed in place of the Hedge Counterparty.

24.5	Senior Lenders

No Senior Lender will assign, transfer or dispose of any of the Senior Debt owing to it or its proceeds or any interest in that Senior Debt or its proceeds, or any security therefore, to or in favour of any person, or transfer by novation or otherwise any of its rights or obligations under any Senior Finance Document to any person, unless that person agrees with the parties hereto that it is bound by all the terms of this Deed as a Senior Creditor by the execution and delivery to the Senior Agent of a Transfer Certificate.

24.6	HY Note Trustee and FRN Trustee

Neither the HY Note Trustee nor the FRN Trustee will assign, transfer or dispose of any of its rights or obligations under any HY Finance Document or (as the case may be) FRN Finance Documents to any person, unless that person is a bank, trust or other financial institution not prohibited from having such involvement by the terms of the HY Finance Documents or (as the case may be) the FRN Finance Documents and that person agrees with the parties hereto that it is bound by all the terms of this Deed as the HY Note Trustee or the FRN Trustee (as applicable) by executing a Deed of Accession.

24.7	Accession and Resignation of Security Trustee/Agents

Neither the Security Trustee, the HUF Agent nor the Senior Agent may resign or be removed except as specified in Schedule 3 (Security Trustee), or in the Senior Finance Documents (as the case may be) and (save as set out in Schedule 3 (Security Trustee)) only if a replacement Security Trustee or Senior Agent or HUF Agent (as the case may be) agrees with all other parties hereto to become party to and bound by all the terms of this Deed as the replacement agent or trustee (as the case may be).

24.8	Subordinated Shareholder Creditors

24.8.1	None of the Subordinated Shareholder Creditors will, except with the consent of the Senior Agent (on the instructions of the Majority Lenders) if prior to the Senior Discharge Date or the HY Note Trustee, if after the Senior Discharge Date but prior to the HY Discharge Date, and/or the FRN Trustee, if after the Senior Discharge Date but prior to the FRN Discharge Date, subordinate any of the Subordinated Shareholder Debt owing to it or its proceeds to any sums owing by any Obligor to any person (other than Senior Debt, Hedging Liabilities, the HY Subordinated Debt and the FRN Subordinated Debt).

24.8.2	To the extent that a Subordinated Shareholder Creditor is entitled to assign or transfer any Subordinated Shareholder Debt it shall do so in accordance with the terms of the relevant Subordinated Shareholder Document provided that:

(a)	the assignee or transferee is a person approved by the Security Trustee acting on the instructions of the Senior Lenders (acting reasonably in the case of a transfer to a Holding Company or Subsidiary); and

(b)	such assignment or transfer is conditional upon the relevant assignee or transferee having first acceded to this Deed by executing and delivering to the Security Trustee a duly completed Deed of Accession.

24.8.3	In accordance with clause 19.1.2 of the Senior Facilities Agreement, any Restricted Person will be required to become party to this Deed to the extent such person is not an Original Subordinated Shareholder Creditor on the date of this Deed.

24.9	Transfer Certificates and Accession Agreements

Each of the other parties hereto hereby irrevocably authorises the Security Trustee as its agent to sign on its behalf, respectively, any Transfer Certificate (as defined in the Senior Facilities Agreement) entered into pursuant to the Senior Facilities Agreement as well as any deed of accession to be entered into pursuant hereto, solely in order that such Transfer Certificate or Deed of Accession may be supplemental to this Deed and be binding on and enure to the benefit of all the parties hereto.

24.10	Validity

If any person intended to be bound by this Deed does not become party to it or is not bound by it for any reason that shall not affect the rights and obligations of the other persons party to this Deed.

25	Status of Obligors

None of the Obligors has any rights under this Deed against any of the Senior Creditors and the HY Creditors and the FRN Creditors and none of the undertakings given by the Senior Creditors and the HY Creditors and the FRN Creditors are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors (save that after the application of any proceeds in the manner provided in the first to fourth sub-paragraphs of paragraph 1.1 of Schedule 3 (Security Trustee) the Obligor concerned or other person entitled thereto shall be entitled to any surplus proceeds).

26 Notices

26.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

26.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

26.2.1	in the case of the Ultimate Parent, the Issuer, the Company, the Subordinated Shareholder Creditors, the Original Hedge Counterparties, the HY Note Trustee (being a Responsible Officer (as defined in clause 9 (HY Note Trustee and the FRN Trustee Provisions) and the FRN Trustee (being as Responsible Officer as defined in clause 9 (HY Note Trustee and the FRN Trustee Provisions), that identified with its name in Schedule 1 below;

26.2.2	in the case of the Senior Finance Parties, that applying for the purposes of the Senior Facilities Agreement; and

26.2.3	that specified in the relevant Deed of Accession for any person who is not a Party at the date hereof,

or any substitute address, fax number or department or officer as the Party may notify to the Security Trustee (or the Security Trustee may notify to the other Parties, if a change is made by the Security Trustee) by not less than five (5) Business Days’ notice.

26.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in a correctly addressed envelope;

and, if a particular department or officer is specified as part of its address details provided under clause 26.2 (Addresses), if addressed to that department or officer.

26.4	Obligors

26.4.1	All formal communications under this Deed to or from the Issuer shall be sent through the Security Trustee.

26.4.2	All formal communications under this Deed to or from an Obligor or a Subordinated Shareholder Creditor (other than the Issuer) shall be sent through the Issuer.

26.4.3	Each Obligor and Subordinated Shareholder Creditor (other than the Issuer) irrevocably appoints the Issuer to act as its agent:

(a)	to give and receive all communications under this Deed;

(b)	to supply all information concerning itself to any Party; and

(c)	to sign all documents under or in connection with this Deed.

26.4.4	Any communication given to the Issuer in connection with this Deed will be deemed to have been given also to the other Obligors and the Subordinated Shareholder Creditors.

26.4.5	The Senior Agent, the Security Trustee, the HY Note Trustee and the FRN Trustee may assume that any communication made by the Issuer is made with the consent of each other Obligor.

26.4.6	The Security Trustee agrees to notify the Senior Agent promptly of the contents of each notice, certificate and other document received by the Security Trustee from the Obligors or any Subordinated Shareholder Creditor.

26.5	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 26.2 (Addresses) above or changing its own address, fax number or telex number, the Security Trustee shall notify the other Parties.

26.6	Electronic communication

26.6.1	Any communication to be made between an Agent or the Security Trustee and a Senior Finance Party, a Hedge Counterparty or the HY Note Trustee or the FRN Trustee under or in connection with this Deed may be made by electronic mail or other electronic means, if the relevant Agent, the Security Trustee and the relevant Creditor:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

26.6.2	Any electronic communication made between the Senior Agent or the Security Trustee and a Senior Finance Party, a Hedge Counterparty or the HY Note Trustee or the FRN Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Senior Finance Party, a Hedge Counterparty or the HY Note Trustee or the FRN Trustee to the Senior Agent or the Security Trustee only if it is addressed in such a manner as the relevant Agent or Security Trustee shall specify for this purpose.

26.7	English language

26.7.1	Any notice given under or in connection with this Deed must be in English.

26.7.2	All other documents provided under or in connection with this Deed must be:

(a)	in English; or

(b)	if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27	Waivers, Remedies Cumulative

No failure to exercise, nor any delay in exercising, on the part of any Senior Creditor or any HY Creditor or any FRN Creditor, any right or remedy under this Deed or the Senior Finance Documents, the Hedge Agreement or the HY Finance Documents or the FRN Finance Documents (as applicable) shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

28	The Security Trustee

28.1	Appointment

Each Senior Finance Party, each Hedge Counterparty, the HY Note Trustee and the FRN Trustee irrevocably appoints the Security Trustee to act as its agent and trustee hereunder and with respect to (in the case of the Senior Finance Parties and the Hedge Counterparties) the Senior Security Documents, (with respect to the HY Note Trustee) the HY Security Documents and (with respect to the FRN Note Trustee), the FRN Security Documents, respectively, on the terms set out in Schedule 3 (Security Trustee).

28.2	Security Trustee’s acceptance

The Security Trustee accepts its appointment under clause 28.1 (Appointment) above as trustee of the Trust Property with effect from the date of this Deed to hold the Trust Property on trust for itself and the other Secured Parties on and subject to the terms set out in Schedule 3 (Security Trustee) and the Security Documents.

28.3	Conflict

Each Obligor and Subordinated Shareholder Creditor agrees to the terms set out in Schedule 3 (Security Trustee). In the event of any conflict between the terms of Schedule 3 (Security Trustee) and the Senior Facilities Agreement and/or the HY Finance Documents and/or the FRN Finance Documents, the terms of Schedule 3 (Security Trustee) shall prevail.

28.4	Non-Trust Jurisdictions

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be created by this Deed, the relationship of the Secured Creditors to the Security Trustee shall be construed as one of principal and agent but, to the extent permissible until the laws of such jurisdiction, all the other provisions of this Deed shall have full force and effect between the parties hereto.

28.5	Senior/Junior Parallel Debt

Without prejudice to the generality of clause 28.4 (Non-Trust Jurisdictions) other than with respect to the Hungarian Security Deposit Deeds:

28.5.1	For the purpose of ensuring and preserving the validity and continuity of the Senior Security Documents and the Encumbrances created or to be pursuant thereto, each Obligor hereby irrevocably and unconditionally undertakes with the Security Trustee to pay, as primary obligor and not as a surety, to the Security Trustee amounts equal to and in the currency of the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Senior Parallel Debt”).

28.5.2	Every payment of monies made to the Security Trustee by the Company shall be in satisfaction pro tanto of the covenant by the Company contained in clause 28.5.1 above;

28.5.3	Notwithstanding any of the other provisions of this clause 28.5:

(a)	the total amount due and payable under the Senior Parallel Debt shall be decreased to the extent that an Obligor shall have paid any amounts to the Senior Creditors or any of them to reduce the Senior Obligations; and

(b)	the total amount due and payable under the Senior Obligations shall be decreased to the extent that an Obligor shall have paid any amounts to the Security Trustee in respect of the Senior Parallel Debt.

28.5.4	Each Obligor and Subordinated Shareholder Creditor acknowledges that the Security Trustee will have its own independent claim as creditor of any Senior Obligations as a result of the Senior Parallel Debt.

28.5.5	In the event of a resignation of the Security Trustee or the appointment of a new Security Trustee, the retiring Security Trustee shall assign the Senior Parallel Debt owed to it, to the successor Security Trustee pursuant to paragraph 19 of Schedule 3 (Security Trustee).

28.5.6	For the purpose of ensuring and preserving the validity and continuity of the HY Security Documents and the Encumbrances created or to be created pursuant thereto and the FRN Security Documents and the Encumbrances created or to be created pursuant thereto, the Issuer, each HY Guarantor and each FRN Guarantor hereby irrevocably and unconditionally undertakes with the Security Trustee to pay, as primary obligor and not as a surety, to the Security Trustee amounts equal to and in the currency of the Junior Obligations from time to time due in accordance with the terms and conditions of the Junior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof, the “Junior Parallel Debt”).

28.5.7	Every payment of monies made to the Security Trustee by the Issuer shall be in satisfaction pro tanto of the covenant by the Issuer contained in clause 28.5.6 above;

28.5.8	Notwithstanding any of the other provisions of this clause 28.5:

(a)	the total amount due and payable under the Junior Parallel Debt shall be decreased to the extent that the Issuer or, as the case may be, an HY Guarantor or, as the case may be, an FRN Guarantor shall have paid any amounts to the HY Creditors or any of them or (as the case may be) the FRN Creditors or any of them to reduce the Junior Obligations; and

(b)	the total amount due and payable under the Junior Obligations shall be decreased to the extent that the Issuer or, as the case may be, an HY Guarantor or, as the case may be, an FRN Guarantor shall have paid any amounts to the Security Trustee in respect of the Junior Parallel Debt.

28.5.9	The Issuer and each HY Guarantor and each FRN Guarantor and Subordinated Shareholder Creditor acknowledges that the Security Trustee will have its own independent claim as creditor of any Junior Obligations as a result of the Junior Parallel Debt.

28.5.10	In the event of a resignation of the Security Trustee or the appointment of a new Security Trustee, the retiring Security Trustee shall assign the Junior Parallel Debt owed to it, to the successor Security Trustee pursuant to paragraph 19 of Schedule 3 (Security Trustee).

28.6	Hungarian Security Deposit Deeds Parallel Debt

28.6.1	For the purpose of ensuring and preserving the validity and continuity of the Hungarian Security Deposit Deeds and the Encumbrances created or to be created pursuant thereto, the Issuer, each HY Guarantor and each FRN Guarantor (in each case in relation to the Junior Obligations) and the Company and the Obligors (in relation to the Senior Obligations) hereby irrevocably and unconditionally undertakes with the Security Trustee to pay, as primary obligor and not as surety, to the Security Trustee amounts equal to and in the currency of the Junior Obligations and the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations and the Junior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Hungarian Security Deposit Deeds Parallel Debt”).

28.6.2	Every payment of monies made to the Security Trustee by the Issuer, the Company or any other Obligor shall be in satisfaction pro tanto of the covenant by the Issuer or (as the case may be) the Company or (as the case may be) any other Obligor contained in clause 28.6.1 above;

28.6.3	Notwithstanding any of the other provisions of this clause 28.6:

(a)	the total amount due and payable under the Hungarian Security Deposit Deed Parallel Debt shall be decreased to the extent that (A) the Issuer or, as the case may be, any HY Guarantor shall have paid any amounts to the HY Creditors or any of them or, as the case may be, (B) the Issuer, or, as the case may be, any FRN Guarantor shall have paid any amounts to the FRN Creditors or any of them, or, as the case may be, (C) the Issuer, or, as the case may be, the Company or, as the case may be, any Obligor shall have paid any amounts to the Senior Creditors to reduce the Senior Obligations or (as the case may be) Junior Obligations; and

(b)	the total amount due and payable under the Senior Obligations or, as the case may be, the Junior Obligations shall be decreased to the extent that the Issuer, any HY Guarantor, any FRN Guarantor, the Company or any Obligor shall have paid any amounts to the Security Trustee in respect of the Hungarian Security Deposit Deed Parallel Debt. Any such payments applied in accordance with the provisions of this Deed.

28.6.4	Each Obligor and Subordinated Shareholder Creditor acknowledge that the Security Trustee will have its own independent claim as creditor of any Junior Obligations or, as the case may be, any Senior Obligations as a result of the Hungarian Security Deposit Deed Parallel Debt.

28.7	Acting Reasonably

The Obligors and the Subordinated Shareholder Creditors acknowledge that, in acting under the Security Documents, the Security Trustee, save when given a discretion to enable it to protect its own interests rather than those of the Secured Parties, is, prior to the Senior Discharge Date, acting only upon the instructions of the Senior Agent and, after the Senior Discharge Date, the HY Note Trustee and the FRN Trustee, and that each provision of the Security Documents requiring the Security Trustee to act reasonably shall mean, prior to the Senior Discharge Date, the Senior Agent acting on instructions given pursuant to the Senior Finance Documents and, after the Senior Discharge Date, the HY Note Trustee and the FRN Trustee. Each of the Secured Parties shall, in giving such instructions, act reasonably whenever the Security Trustee is required pursuant to the provisions of the Security Documents to so act. The Obligors shall not make any claim or demand against the Security Trustee in respect of any alleged unreasonableness under any provision of the type described in the preceding sentence, but any such claim or demand may be made against the Finance Parties directly.

29	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the Counterparts were on a single copy of this Deed.

30	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31	Governing Law

This Deed is governed by English law.

32	Jurisdiction

32.1	Jurisdiction

32.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

32.1.2	Subject to clause 32.1.3, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

32.1.3	This clause 32.1 (Jurisdiction) is for the benefit of the Senior Finance Parties, the HY Note Trustee and the FRN Trustee only. As a result, no Senior Finance Party or the HY Note Trustee or the FRN Trustee shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties and the HY Note Trustee and the FRN Trustee may take concurrent proceedings in any number of jurisdictions.

32.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Ultimate Parent (also in its capacity as a Subordinated Shareholder Creditor), the Issuer (in its capacity as Obligor, Subordinated Shareholder Creditor and Issuer) and each other Obligor (in its capacity as Obligor and Subordinated Shareholder Creditor) irrevocably appoints Law Debenture Corporate Services Limited of Fifth floor, 100 Wood Street, London, EC2V 7EX (Attention: J. Middleton) as its agent for service of process in relation to any proceedings before the English courts in connection with any this Deed and agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

32.3	Waiver of Immunity

Each Obligor, HY Note Trustee, FRN Trustee and Subordinated Shareholder Creditor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

32.3.1	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

32.3.2	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

32.4	Waiver of trial by jury

Each Party waives any right it may have to a jury trial of any claim or cause of action in connection with or arising out of this Deed or any transaction contemplated by this Deed. This Deed may be filed as a written consent to trial by court.

32.5	Inconvenient Forum

Each Obligor, HY Note Trustee, FRN Trustee and Subordinated Shareholder Creditor waives any objection it may have now or hereafter to the laying of venue of any action or proceedings in any court or jurisdiction referred to in clause 32.1 (Jurisdiction) and any claim it may have now or hereafter that any action or proceedings brought in such courts or jurisdiction has been brought in an inconvenient forum

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

Schedule 1

The Parties

Part I

The Original Obligors

Company name	Registered Addresses
Magyar Telecom B.V.	Telepourtboulevard 140 1043 EJ, Amsterdam The Netherlands

Invitel Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

V-holding Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

Euroweb Internet Szolgátató Zrt.	Puskás Tivadar U.8-10 2040 Budaörs Hungary

Euroweb Romania S.A.	102 Lipscani Street Nouveau Centre Corp A, 3rd floor Bucharest Romania

Part II

The Original Subordinated Shareholder Creditors

Obligor name	Registered Addresses
Matel Holdings N.V.	Kaya W.F.G. Mensing 14, Willemstad Curaçao, Netherlands Antilles

Magyar Telecom B.V.	Laan van Kronenburg 8 1183 AS Amstelveen The Netherlands

Invitel Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

V-holding Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

Euroweb Internet Szolgátató Zrt.	Puskás Tivadar U.8-10 2040 Budaörs Hungary

Euroweb Romania S.A.	102 Lipscani Street Nouveau Centre Corp A, 3rd floor Bucharest Romania

Part III

The Senior Lenders

Name of Senior Lender	Address	Fax No./Contact
Allied Irish Banks p.l.c.	Bankcentre Ballsbridge Dublin 4	Fax + 353 1 670 0064 Attention : Niall O’Reilly / Kingma Kozma

BNP Paribas	37 Place du Marché Saint Honoré 750001, Paris, France	Fax: +33 1 4298 1065/0979 Attention: Jean Philippe Rouane

BNP Paribas, Hungary Branch	H-1055 Budapest Honvéd u.20 Hungary	Fax: +36 1 374 6322 / +36 1 302 4499 Attention: Balazs Elek

DEXIA Crédit Local	1 Passerelle des Reflets Tour Dexia La Defense 2 92919 La Defense Cedex	Fax: +33 1 58 58 74 20 Attention: Carl Bassili

Erste Bank Hungary Rt.	1056 Budapest Hold u. 16. Hungary	Fax: +36 1 268 4452 Attention: Gabor Dobrovoini

UniCredit Bank Hungary Zrt.	1054, Budapest Akadémla utca 17 Hungary	Fax: +36 1 301 1254 Attention: Balazs Javor

KBC Finance Ireland	Operation LLB Bank 91 Merrion Square Dublin 2 Ireland	Fax: +353 1 678 5034 Attention: Amanda Toye/ Deidre Balfe

K&H Bank Nyrt	H-1051 Budapest Vigadó tér 1. Hungary	Fax: +36 1 328 9134 Attention: Mr. György Gáldi

MKB Bank Nyrt	H-1038 Budapest Vaci U; 38. Hungary	Fax: +36 1 268 8269 Attention : Sandor Vegh / Agnes Hegedus

Natixis	Capital House 85 King William Street London EC4N 7BL United Kingdom	Fax: + 44 20 7184 3190 Attention: Clive Carpenter / Nathalie Lemarcis

OTP Bank	Project Finance and Acquisition Directorate 1876 Budapest Nádor u. 16 Hungary	Fax: +36 1 258 4225 Attention: Dr. Mikiós Nemeth/ Ms. Éva Révész

Calyon Bank Magyarország Zrt.	1051 Budapest József nádor tér 7 Hungary	Tel: +36 1 327 9100 Fax: +36 1 327 9150

Part IV

The Original Hedge Counterparties

Name of Hedge Counterparty	Address	Fax No./Contact
BNP Paribas (Paris)	75450 Paris Cedex 09 France	Fax: +33 1 4298 0979/1065 Attention: Jean-Philippe Rouane

K&H Bank Nyrt.	1051 Budapest Vigató tér 1. Hungary	Fax: +36-1-328-9573 Attention: Mr. Gábor Kéri

BNP Paribas, Hungary Branch	1055 Budapest Honvéd u. 10 Hungary	Fax: +36-1-332-4765 Attention: Mr. József Laczi

Uni Creditbank Hungary Zrt.	1054 Budapest Szabadság tér 5-6. Hungary	Fax: +36-1-269-4667 Attention: Mr György Pórfy

Part V

The New Hedge Counterparties

Name of Hedge Counterparty	Address	Fax No./Contact
Merrill Lynch International Bank Limited	Treasury Building Lower Grand Canal Street Dublin 2 Ireland	Fax: 3531 605 8501 Attention: Chief Operating Officer

Schedule 2

Form of Deed of Accession

THIS DEED dated [            ], [    ] is supplemental to an intercreditor deed (the “Intercreditor Deed”) dated [            ], 2004 between, inter alia, Matel Holdings N.V. as the Ultimate Parent and certain of its Subsidiaries as Obligors, the Arrangers, the Senior Lenders, the Hedge Counterparties, the Issuer, the HY Note Trustee, the FRN Trustee and [            ] as Security Trustee.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

[Name of Subordinated Shareholder Creditor/New Obligor/Hedge Counterparty/Security Trustee/Agent/HY Note Trustee/FRN Bridge Trustee/FRN Note Trustee] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as [a[n]/the] *[Subordinated Shareholder Creditor/Obligor/Hedge Counterparty/ Security Trustee/Agent/HY Note Trustee/FRN Bridge Trustee/FRN Note Trustee] as if it had been party originally to the Intercreditor Deed in that capacity and that it shall perform all of the undertakings and agreements set out in the Intercreditor Deed and given by [a[n]/the] *[Subordinated Shareholder Creditor/Obligor/Hedge Counterparty/Security Trustee/Agent/HY Note Trustee/FRN Bridge Trustee/FRN Note Trustee].

[The details of Hedge Agreements and Hedging Liabilities covered by this Deed are as follows [            ]].

[The details of Subordinated Shareholder Documents covered by this Deed are as follows [    ]].

The address for notices of *[HY Noteholder/Obligor/Hedge Counterparty/Security Trustee/Agent/HY Note Trustee/FRN Bridge Trustee/FRN Note Trustee] for the purposes of clause 26 (Notices) of the Intercreditor Deed is:

[                                         ].

This document takes effect as a deed notwithstanding that the Security Trustee only executes under hand.

This Deed is governed by English law.

[Insert appropriate execution language]

*[            ] Delete as applicable

Acknowledged.

[Security Trustee]

By:

Schedule 3

Security Trustee

1	Order of application

1.1	Order of application

Subject to the rights of any creditor with prior security or preferential claims and subject to the proviso below, the Security Trustee agrees to apply all proceeds of the enforcement of the security conferred by the Security Documents, all recoveries by the Secured Creditors under guarantees of the Debt and all amounts paid to the Security Trustee, the HY Note Trustee or the FRN Trustee under this Deed (whether under the turnover provisions or otherwise) in the following order:

First	pro rata (i) in payment of all unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the Senior Finance Documents and the Hedge Agreements) incurred by or on behalf of the Security Trustee and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretion under the Security Documents and the remuneration of the Security Trustee and every receiver under the Security Documents, (ii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the HY Indenture) (the “HY Note Trustee Fees”) incurred by or on behalf of the HY Note Trustee and any receiver, attorney or agent up to Euro 100,000 in aggregate which HY Note Trustee Fees are incurred in connection with the enforcement or recovery of payment in carrying out its duties and exercising its power and discretion under the HY Indenture (excluding any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any HY Creditor against any of the Senior Creditors) and (iii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the FRN Indenture) (the “FRN Trustee Fees”) incurred by or on behalf of the FRN Trustee and any receiver, attorney or agent up to Euro 100,000 in aggregate which FRN Trustee Fees are incurred in connection with the enforcement or recovery of payment in carrying out its duties and exercising its power and discretion under the FRN Indenture (excluding any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any FRN Creditor against any of the Senior Creditors);

Second	in payment of all unpaid costs and expenses incurred by or on behalf of any Senior Finance Party or any Hedge Counterparty in connection with such enforcement;

Third	pro rata (i) in payment to the Senior Agent for application towards the Senior Debt and the Hedging Liabilities, pari passu, between themselves and (ii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities incurred by or on behalf of (A) to the extent not provided for under “First” above, the HY Note Trustee and any receiver, attorney or agent (over and above the amounts set out in sub-paragraph (ii) above) in connection with carrying out its duties and exercising its powers and discretions under the HY Finance Documents and the reasonable remuneration of the HY Note Trustee (excluding (a) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any HY Creditor against any of the Senior Creditors and (b) any payment made directly or indirectly in respect of amounts owing under any HY Notes (including principal, interest, premium or any other amounts) to any of the HY Noteholders) and (B) to the extent not provided for under “First” above, the FRN Trustee and any receiver, attorney or agent (over and above the amounts set out in sub-paragraph (iii) above) in connection with carrying out its duties and exercising its powers and discretions under the FRN Finance Documents and the reasonable remuneration of the FRN Trustee (excluding (a) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any FRN Creditor against any of the Senior Creditors and (b) any payment made directly or indirectly in respect of amounts owing under the FRN Bridge Facility or (as the case may be) any FRN Notes (including principal, interest, premium or any other amounts) to any of the FRN Bridge Lenders or (as the case may be) FRN Noteholders);

Fourth	pro rata in payment to (i) the HY Note Trustee for application towards the HY Debt and (ii) the FRN Trustee for application towards the FRN Debt; and

Fifth	in payment of the surplus (if any) to the Obligors or other person entitled thereto.

Provided that, in respect of Security provided under the Senior Security Documents other than the Hungarian Security Deposit Deeds, the Dutch Share Securities, the Euroweb Romania Share Pledge and the Pledges of Receivables granted by the Issuer and in respect of the guarantees of the Senior Debt and the Hedging Liabilities, all recoveries in respect thereof shall be applied in the order set out above excluding any order of application relating to (A) HY Debt (namely, excluding sub-paragraph (ii) of the first order of application, sub-paragraph (ii)(A) of the third order of application and the fourth order of application in its entirety) and (B) other than in relation to any FRN Lender Debt secured by the FRN Bridge Security Documents, FRN Debt (namely, excluding sub-paragraph (iii) of the first order of application, sub-paragraph (ii)(B) of the third order of application and the fourth order of application in its entirety).

For the avoidance of doubt, no amounts paid by the Issuer in relation to HY Issuer Debt or (as the case may be) FRN Issuer Debt shall be the subject of the order of application referred to above other than to the extent (i) such payment is a turnover receipt the subject of clause 8 (Turnover) or (ii) such amount is recovered in connection with Enforcement Action under the security conferred by the Security Documents.

The Security Trustee shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to it, save that (without prejudice to any other provision contained in any of the Security Documents) the Security Trustee or any Receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Security Trustee or such Receiver may from time to time determine with a view to preserving the rights of the Secured Parties or any of them to prove for the whole of their respective claims against any Obligor, Security Provider or any other person liable.

The Security Trustee shall obtain a good discharge in respect of the amounts expressed to be due to the Arranger, the Senior Agent and the Lenders under the terms of this Deed by paying such amounts to the Senior Agent for distribution in accordance with clause 29.2 (Distributions by the Agent) of the Senior Facilities Agreement. The Security Trustee shall obtain a good discharge in respect of the amounts expressed to be due to the HY Creditors or (as the case may be) the FRN Creditors under the terms of this Deed by paying such amounts to the HY Note Trustee or (as the case may be) the FRN Trustee.

2	Perpetuities

The trusts constituted or evidenced in or by the Security Documents shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of 80 years from the date of this Deed; and

(b)

receipt by the Security Trustee, at any time when it is satisfied that all of the Obligors and Security Providers are solvent, of confirmation in writing from the Senior Agent, the HY Note Trustee and the FRN Trustee that there is no longer outstanding any indebtedness (actual or contingent (other than any contingent indebtedness which is fully cash collateralised to the satisfaction of the relevant Secured Party), and no obligation on any Secured Party to make available any indebtedness, which is secured or guaranteed by or under any of the Security Documents or such later date on which all of the Security Documents have been released in accordance with their terms, and the parties to this Deed declare that the perpetuity period applicable to the Security Documents shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 80 years from the date of this Deed.

3	Powers and duties of the Security Trustee as trustee of the security

In its capacity as trustee in relation to the Security Documents, the Security Trustee:

(a)	Powers generally: shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Deed or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by this Deed and/or any Security Document but so that the Security Trustee may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Deed;

(b)	Power to invest: shall (subject to paragraph 1 (Order of application) above) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by the Security Documents which, in the reasonable opinion of the Security Trustee, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Security Trustee as the Security Trustee may think fit without being under any duty to diversify the same and the Security Trustee shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Trustee’s gross negligence or wilful misconduct;

(c)	Power to engage agents: may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being any international or local lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such employment and (ii) the Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of such agent; and

(d)	Deposit of documents: may place all deeds, certificates and other documents relating to the property and assets subject to the Security Documents which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Trustee exercising reasonable care or with any firm of solicitors selected by the Security Trustee exercising reasonable care and may make any such arrangements as it thinks fit for allowing the Company access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors.

4	All enforcement action through the Security Trustee

4.1	None of the other Secured Parties shall have any independent power to enforce any of the security conferred by the Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by any of the Security Documents except through the Security Trustee other than to the extent set out in clause 10.4 (Distributions).

4.2	Save for the Security Trustee and as may otherwise be permitted by the Majority Lenders none of the Finance Parties nor any person on their behalf or appointed by any of them may sue for or institute legal proceedings to recover any amount owing under the Senior Security Documents, nor petition or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement in relation to the Company or any Obligor in respect (wholly or partly) of any such amount.

5	Co-operation to achieve agreed priorities of application

The other Secured Parties shall co-operate with each other and with the Security Trustee and any Receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with paragraph 1 (Order of application) above.

6	Indemnity from Trust Property

In respect of all liabilities, costs, claims, charges or expenses for which the Obligors and Security Providers are liable under this Deed, the Security Trustee and every employee, officer, agent or other person appointed by it in connection with its appointment under the Security Documents (each an “Indemnified Party”) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by an Indemnified Party:

(a)	in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Security Documents;

(b)	as a result of any breach by any Obligor or any Security Provider of any of its obligations under any Security Document;

(c)	in respect of any Environmental Claim made or asserted against an Indemnified Party which would not have arisen if the Security Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Security Documents relating to the Trust Property or the provisions of any of the Security Documents.

The rights conferred by this paragraph 6 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Security Documents entitling the Security Trustee or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Security Documents or the performance of any duties under any of the Security Documents. Nothing contained in this paragraph 6 shall entitle the Security Trustee or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful misconduct.

Any third party referred to in this paragraph 6 as an Indemnified Party may enjoy the benefit and enforce the terms of this paragraph 6 in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

The Security Trustee may refrain from taking any step (or further step) to protect or enforce the rights of any Secured Party under this Deed or any Security Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result.

7	Secured Parties to provide information

The Secured Parties shall provide the Security Trustee with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Trustee to make the calculations and applications contemplated by paragraph 1 (Order of application) of this Schedule above and to apply amounts received under, and the proceeds of realisation of, the Security Documents on and after the Enforcement Date as contemplated by the Security Documents, clause 29.5 (Partial payments) of the Senior Facilities Agreement and paragraph 1 (Order of application) of this Schedule above.

8	Limit on Security Trustee’s responsibility

The Security Trustee shall not have any responsibility to any Secured Party:

8.1	to ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any Security Document have been so deposited; or

8.2	to investigate or make any enquiry into the title of any Obligor to the Secured Assets; or

8.3	for the failure to register any Security Document in accordance with the requirements of any applicable law or regulation (other than as a result of gross negligence on the part of the Security Trustee); or

8.4	for the failure to register any Security Document in accordance with the provisions of the documents of title of any Obligor to any of the Secured Assets (other than as a result of gross negligence on the part of the Security Trustee); or

8.5	for the failure to take or require any Obligor to take any steps to render any Security Document effective as regards Secured Assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

8.6	for the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

8.7	for the collectability of amounts payable under any Finance Document; or

8.8	for the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document; or

8.9	to obtain any licence, consent or other authority for the creation of any security; or

8.10	for any failure, omission or defect in perfecting or protecting the Security constituted by any Security Document or any Security created hereby; or

8.11	to hold any title deeds, share certificates, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Trustee may permit the relevant Obligor or any lawyer or firm of lawyers to retain all such title deeds, share certificates and other documents in its possession if it reasonably considers that it is appropriate in all the circumstances; or

8.12	on account of the failure of any Obligor or Security Provider to perform any of its obligations under any of the Security Documents; or

8.13	for the financial condition of any Obligor or Security Provider.

9	Further Exoneration of the Security Trustee

9.1	Neither the Security Trustee nor any of its personnel or agents shall be:

9.1.1	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in this deed or the Security Documents or any notice or other document delivered under this deed or the Security Documents;

9.1.2	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this deed or any Security Document;

9.1.3	obliged to enquire as to the occurrence or continuation of any Default or as to the accuracy or completeness of any representation or warranty made by any person;

9.1.4	responsible for any failure of any Obligor or any Secured Party duly and punctually to observe and perform their respective obligations under this deed or any Security Document;

9.1.5	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with this deed or any Security Document;

9.1.6	liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Secured Parties in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this deed; or

9.1.7	liable for anything done or not done by it under or in connection with this deed or any Security Document, save in the case of its own negligence or wilful misconduct.

10	Retention of deeds and documents; power to grant access

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Secured Assets deposited with it under or pursuant to the Security Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing the Obligor concerned access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession (other than as a result of gross negligence or wilful misconduct on the part of the Security Trustee).

11	No mortgagee in possession

Nothing in any of the Security Documents shall oblige the Security Trustee to become a mortgagee in possession.

12	Assistance to the Security Trustee

12.1	The Security Trustee may, in relation to any Security Document, engage and pay for the services of any international or local lawyer, accountant, banker, broker or other person engaged in any profession or business whose advice, services or opinion may to it seem necessary, expedient or desirable provided that the Security Trustee must advise the Senior Agent, the HY Note Trustee and the FRN Trustee accordingly.

12.2	Without affecting its liability as set out in clause 8 of this schedule, the Security Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of the rights, powers and discretions vested in it by any of the Security Documents and such delegation may be made upon such terms and subject to such conditions (including power to sub-delegate) and subject to such regulations as the Security Trustee may think fit. The Security Trustee is not and shall not be bound to supervise the proceedings of any such delegate or sub-delegate.

12.3	The Security Trustee is and shall be entitled at any time to appoint (and subsequently to dismiss) such other person or persons as it thinks fit to become additional security trustees in respect of any of the Security Documents to assist it in carrying out its duties under the same and each such additional security trustee is and shall be entitled to the same rights and subject to the same obligations under the same as the Security Trustee.

12.4	Each person from time to time acting as security trustee under this Deed may by deed appoint any other person (including for the avoidance of doubt any such other person incorporated or carrying on business in any part of the world whether or not such other person is the sole co-security trustee under this Deed of such security trustee) as its attorney for any period of time or without limitation and to do anything such security trustee could itself do under or in connection with the Security Documents.

13	Appointment

13.1	Each Senior Finance Party, Hedge Counterparty, HY Note Trustee and FRN Trustee irrevocably authorises the Security Trustee on its behalf to:

(a)	enter into any and each Security Document; and

(b)	perform such duties and exercise such rights and powers under this Deed and the Security Documents as are specifically delegated to the Security Trustee by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto.

13.2	The Security Trustee shall have only those duties which are expressly specified in this Deed and/or the Security Documents. The Security Trustee’s duties under this Deed and/or the Security Documents are of a mechanical and administrative nature.

14	Directions

14.1	Save as expressly set out in this Deed in the absence of any right or power and as to any matter not expressly provided for by this Deed or any of the other Finance Documents the Security Trustee, prior to the Senior Discharge Date, shall act in accordance with the instructions of the Majority Lenders and, after the Senior Discharge Date, shall act in accordance with the instructions of the HY Note Trustee and/or the FRN Trustee and shall have no liability to any party hereto in so doing. Any such instructions shall be binding on all the Senior Finance Parties, all the Hedge Counterparties, the HY Creditors, the FRN Creditors, the HY Note Trustee and the FRN Trustee.

14.2	In the absence of any such instructions and/or any relevant contrary requirement contained in this Deed, the Security Trustee may act or refrain from acting with respect to any right, power or discretion and as to any matter not expressly provided for in this Deed or the other Senior Finance Documents or the HY Security Documents as it shall see fit and the Security Trustee will not be liable for any action taken or not taken in by it under or in connection with any Finance Document.

15	Relationship

15.1	The relationship between (i) each Senior Finance Party, each Hedge Counterparty, the HY Note Trustee, the FRN Trustee and (ii) the Security Trustee is that of principal and agent save only that the benefits of the Security Documents are held by the Security Trustee as agent and trustee for the Senior Finance Parties, the Hedge Counterparties, the HY Note Trustee or the FRN Trustee (as the case may be) (to the extent that any amount is or is capable of being secured thereby).

15.2	The Security Trustee shall not be liable to any Party for any breach by any other Party of this Deed or any other Senior Finance Document, any Hedge Agreement, any HY Finance Document or any FRN Finance Document.

16	Reliance

The Security Trustee may rely on any certificate given by the Senior Agent or any Hedge Counterparty or the HY Note Trustee or the FRN Trustee or the Issuer as to the identity of, and amounts owing to, any Senior Finance Party, such Hedge Counterparty or any Subordinated Shareholder Creditor, as the case may be, under any of the Senior Finance Documents, the Hedge Agreements, the HY Finance Documents, the FRN Finance Documents or the Subordinated Shareholder Documents, as the case may be, and shall be protected in so relying.

17	Information

17.1	The Security Trustee has no duty, unless the Deed provides otherwise:

(a)	to provide any Party with any credit or other information (other than, (i) if requested by a Senior Finance Party or Hedge Counterparty information in the Security Trustee’s possession specifically concerning the Senior Security Documents or (ii) if requested by the HY Note Trustee, information in the Security Trustee’s possession specifically concerning Security Documents relating to the HY Debt or (iii) if requested by the FRN Trustee, information in the Security Trustee’s possession specifically concerning Security Documents relating to the FRN Debt) relating to the business, assets or financial condition of any Obligor whenever coming into its possession; or

(b)	unless specifically requested to do so by a Senior Finance Party, a Hedge Counterparty, the HY Note Trustee or the FRN Trustee in accordance with this Deed or any of the Security Documents, to request any certificates or other documents from any Obligor.

17.2	The Security Trustee need not disclose any information if such disclosure would or might in the reasonable opinion of the Security Trustee constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

18	Indemnity

18.1	Each Senior Finance Party and each Hedge Counterparty agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the Senior Creditors, under this Deed and/or the Senior Security Documents or in the performance of its duties, obligations and responsibilities under the Senior Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct. Such indemnification by each Senior Finance Party and Hedge Counterparty shall be pro rata to its entitlement in or to the Senior Debt and Hedge Liabilities.

18.2	The HY Note Trustee agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any HY Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the HY Note Trustee under this Deed and/or the HY Security Documents or in the performance of its duties, obligations and responsibilities under the HY Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct.

18.3	It is expressly understood and agreed by the parties to this Deed that this Deed is executed and delivered by the HY Note Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the HY Finance Documents for and on behalf of the noteholders for which it acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose any obligation to pay any amount out of its personal assets.

18.4	The FRN Trustee agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any FRN Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the FRN Trustee under this Deed and/or the FRN Security Documents or in the performance of its duties, obligations and responsibilities under the FRN Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct.

18.5	It is expressly understood and agreed by the parties to this Deed that this Deed is executed and delivered by the FRN Note Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the FRN Finance Documents for and on behalf of the noteholders for which it acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose any obligation to pay any amount out of its personal assets.

19	Resignation

19.1	Up to (and including) the Senior Discharge Date, the Security Trustee may resign by giving notice to the Senior Agent, the HY Note Trustee and the FRN Trustee and may be removed by the Majority Lenders giving notice to that effect to the Security Trustee and the Issuer. After the Senior Discharge Date, the Security Trustee may resign by giving notice to the HY Note Trustee and the FRN Trustee and may be removed by the HY Note Trustee and/or the FRN Trustee giving notice to that effect to the Security Trustee and the Issuer. Up to (and including) the Senior Discharge Date, the Majority Lenders may appoint a successor Security Trustee, and after the Senior Discharge Date, the HY Note Trustee and the FRN Trustee (acting together) may appoint a successor Security Trustee, in each case, which successor shall be a reputable and experienced bank.

19.2	If within 30 days after such notice of resignation or removal being given, no successor Security Trustee shall have been appointed by the Majority Lenders, the HY Note Trustee or the FRN Trustee (as the case may be) and have accepted such appointment, the retiring Security Trustee, after consultation with the Senior Agent up to (and including) the Senior Discharge Date, and after consultation with the HY Note Trustee and the FRN Trustee following the Senior Discharge Date, shall have the right to appoint a successor Security Trustee, in each case, which successor shall be a reputable and experienced bank.

19.3	Subject as otherwise provided in clauses 19.4 and 19.5 of this Schedule below, the resignation or removal of the retiring Security Trustee and the appointment of any successor Security Trustee shall both become effective upon the successor Security Trustee notifying the Senior Agent, the Hedge Counterparties, the HY Note Trustee and the FRN Trustee (and after the Senior Discharge Date, the HY Note Trustee and the FRN Trustee) in writing that it accepts such appointment and executing and delivering to the Senior Agent (and after the Senior Discharge Date, to the HY Note Trustee and the FRN Trustee) a duly completed Deed of Accession, whereupon the successor Security Trustee shall succeed to the position of the retiring Security Trustee and the term “Security Trustee” in all of the Senior Finance Documents, the HY Finance Documents and the FRN Finance Documents shall include such successor Security Trustee where appropriate. The provisions of this Schedule 3 (Security Trustee) shall continue to benefit a retiring Security Trustee in respect of any action taken or omitted by it while it was a Security Trustee.

19.4	The resignation or removal of a Security Trustee shall not become effective until the Senior Agent (until the Senior Discharge Date), the HY Note Trustee (until the HY Discharge Date) and the FRN Trustee (until the FRN Discharge Date) is satisfied (on the basis of such legal advice as they may require) that all of the Senior Security Documents, the HY Security Documents and the FRN Security Documents (as the case may be) or replacements therefore provide for perfected and enforceable security in favour of the successor Security Trustee, the Senior Finance Parties and the Hedge Counterparties or the HY Creditors or the FRN Creditors (as the case may be).

19.5	The Obligors shall take such action as the Senior Agent, the HY Note Trustee or the FRN Trustee may consider necessary, and the Security Trustee at the request of the Senior Agent, the HY Note Trustee or the FRN Trustee (and at the cost of the Company) shall take such action as may be practicable, in order that the Senior Security Documents, the HY Security or the FRN Security Documents (as the case may be) or replacements therefore shall provide for perfected and enforceable security in favour of any successor Security Trustee, the Senior Finance Parties, the Hedge Counterparties, the HY Creditors or the FRN Creditors (as the case may be), including making available to the successor Security Trustee such documents and records as the successor Security Trustee shall reasonably request.

20	Conflict with Security Documents

If there is any conflict between the provisions of this Deed and any Security Documents with regard to instructions to or other matters affecting the Security Trustee, this Deed will prevail.

21	Remuneration

The Security Trustee shall be entitled to such remuneration as it may from time to time agree with the Issuer and have approved by the Senior Agent. The Security Trustee shall not by virtue of receiving any such remuneration or other payment be deprived of any rights, powers, privileges or immunities which a gratuitous trustee would have had in relation to this Deed or any of the Security Documents.

22	Default

22.1	The Security Trustee is not obliged to monitor or enquire as to whether or not a Default has occurred and will not be deemed to have knowledge of the occurrence of a Default unless the Security Trustee has actual knowledge thereof. If the Security Trustee receives notice from a party to this Deed, describing a Default or stating that the occurrence of some event is a Default, it shall promptly notify the Senior Agent, the HY Note Trustee and the FRN Trustee.

22.2	The Security Trustee may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may suffer or incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences such proceeding or takes such action.

23	Exoneration

23.1	Without limiting paragraph 23.2 below, the Security Trustee will not be liable for any action taken or not taken by it under or in connection with any Finance Document, except to the extent caused by its gross negligence or wilful misconduct.

23.2	No party to this Deed may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

24	Reliance

The Security Trustee may:

24.1	accept as sufficient evidence, a certificate signed or purported to be signed on behalf of the Senior Agent to the effect that any particular dealing, transaction, step or thing is, in the opinion of the Senior Agent suitable or expedient or as to any other fact or matter upon which the Security Trustee may require to be satisfied and the Security Trustee shall be in no way bound to call for further evidence or to be responsible for any loss that may be occasioned by acting on any such certificate;

24.2	assume that the identity of the Senior Agent is as notified to it at the date of this Deed subject to any Deed of Accession amending the same;

24.3	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

24.4	rely on any statement made by a director, partner or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

24.5	engage, pay for an rely on legal or other professional advisers selected by it (including those in the Security Trustee’s employment and those representing a party to this Deed other than the Security Trustee).

25	Other Capacity and Business

The Security Trustee may from time to time be a Creditor or act in any other capacity and shall in any such event be entitled, notwithstanding that it is also Security Trustee, to take or refrain from taking any action which it would be entitled to take if it were not the Security Trustee and shall not be precluded, by virtue of its position as a Creditor or acting in any other capacity, from exercising any of its discretions, powers and duties as a Security Trustee. The Security Trustee may enter into any financial or business contracts or any other transaction or arrangement with any Obligor or any other person and shall be in no way accountable to such Obligor or any other person for any profits or benefits arising from any such contract or transaction.

26	Unlawful Acts

Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27	Certificates of amounts due

In determining the amount of any payment to be made to any person pursuant to paragraph 1 of Schedule 3 (Security Trustee) the Security Trustee shall act in accordance with the information given to it by the Senior Agent (in the case of Hedge Liabilities and Senior Debt), the HY Note Trustee (in connection with HY Debt) and the FRN Trustee (in connection with the FRN Debt). The Facility Agent shall call for a certificate from each person entitled, or which the Senior Agent believes may be entitled, to receive any amount pursuant to paragraph 1 of Schedule 3 (Security Trustee) (in each case, other than the Lenders), such certificate to be dated a date specified by the Senior Agent (not being earlier than 21 days prior to the proposed date of payment), as to:

27.1	whether all amounts due to the relevant person have been paid and discharged in full;

27.2	the amount owing to the relevant person and the identity of that person, and details thereof;

27.3	the currency in which any amount owing is denominated;

27.4	the nature of any amount owing and the date or dates on which it is payable or repayable; and

27.5	such other matters as the Senior Agent and/or the Security Trustee may deem necessary or desirable to enable the Security Trustee to make a distribution.

Schedule 4

Funding Loans

Part I

HY Funding Loans

A loan will only qualify as a Funding Loan for the purposes of this deed if it satisfies the following criteria:

(a)	the borrower is the Company;

(b)	the lender is the Issuer;

(c)	it pays interest (including gross up amounts, if any) in cash in amounts sufficient (but no more than sufficient) to enable payments of interest (including gross up amounts, if any) under the HY Notes, together with an additional margin of no more than 0.22 per cent. (which shall be classified as interest) and such amounts are paid no earlier than 5 Business Days prior to the due date of the correspondent payment under the HY Notes;

(d)	it provides for repayments of principal no earlier than the final maturity date of the HY Notes;

(e)	it does not benefit from any Encumbrance granted by any member of the Group;

(f)	it does not benefit from any guarantee, indemnity or similar undertaking given by any member of the Group;

(g)	it is in a maximum principal amount not exceeding the principal amount of the HY Notes; and

(h)	it is expressed to be subject to (and does not contain any provisions which conflict with the terms of) this deed.

Part II

FRN Funding Loans

A loan will only qualify as an FRN Funding Loan for the purposes of this deed if it satisfies the following criteria:

(a)	the borrower is a member of the Borrower Group or an HTCC Operating Company;

(b)	the lender is the Issuer;

(c)	it pays interest (including gross up amounts, if any) in cash in amounts sufficient (but no more than sufficient) to enable payments of interest (including gross up amounts, if any) or the equivalent outstanding principal amount of the FRN Bridge Facility or (as the case may be) the FRN Notes, together with an additional margin of no more than 0.22 per cent. (which shall be classified as interest) and such amounts are paid no earlier than 5 Business Days prior to the due date of the correspondent payment under the FRN Bridge Facility or the FRN Notes (as applicable);

(d)	it provides for repayments of principal no earlier than the final maturity date of the HY Notes;

(e)	it does not benefit from any Encumbrance granted by any member of the Group;

(f)	it does not benefit from any guarantee, indemnity or similar undertaking given by any member of the Group;

(g)	it is in a maximum principal amount not exceeding the principal amount of the FRN Bridge Facility or (as the case may be) the FRN Notes; and

(h)	it is expressed to be subject to (and does not contain any provisions which conflict with the terms of) this deed.